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                United States Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES AT OF 1933

                           INTEGRAL TECHNOLOGIES, INC
             ------------------------------------------------------
                 (Name of small business issuer in its charter)

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            Nevada                           3663                             98-0163519
-------------------------------  ------------------------------  -----------------------------------
  (State or jurisdiction of       (Primary Standard Industrial    I.R.S. Employer Identification No.
 incorporation or organization     Classification Code Number)

                          805 W. Orchard Drive, Suite 3
                          Bellingham, Washington 98225
                                 (360) 752-1982
          (Address and telephone number of principal executive offices)

                          805 W. Orchard Drive, Suite 3
                          Bellingham, Washington 98225
          (Address of principal place of business or intended principal place of business)

                                 William A. Ince
                          805 W. Orchard Drive, Suite 3
                          Bellingham, Washington 98225
                                 (360) 752-1982
            (Name, address and telephone number of agent for service)

                                   Copies to:
                               Troy A. Young, Esq.
                            Futro & Trauernicht, LLC
                       1401 Seventeenth Street, 11th Floor
                             Denver, Colorado 80202
                              phone: (303) 295-3360
                            facsimile: (303) 295-1563

                              --------------------

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ___


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
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                                          CALCULATION OF REGISTRATION FEE
  --------------------------------------------------------------------------------------------------------------------------
                                                          Proposed Maximum        Proposed Maximum       Amount of
  Title of each Class of Securities      Amount to be     Offering Price          Aggregate Offering     Registration
  to be Registered                       Registered       Per Security (1)        Price                  Fee
  -------------------------------------- ---------------- ----------------------- ---------------------- -------------------
  Common Stock, par $0.001(2)            12,000,000       $1.5775                 $18,930,000            $4,997.52

  Common Stock, par $0.001 (3)           495,000          $1.5775                 $780,862.50            $206.15

  Common Stock, par $0.001 (4)           2,650,000        $1.5775                 $4,180,375             $1,103.62

  Common Stock, par $0.001 (5)           1,325,000        $1.80                   $2,385,000             $629.64

  Total...............................   ...............  ......................  $26,276,237.50         $6,936.93
  -------------------------------------- ---------------- ----------------------- ---------------------- -------------------

(1) In accordance with Rule 457(c), the aggregate offering price of shares of common stock of Integral is estimated solely for purposes of calculating the registration fees payable pursuant hereto, as determined in accordance with Rule 457(c), using the average of the high and low sales price reported by the OTC Bulletin Board for the Common Stock on July 14, 2000, which was $1.5775 per share and, with respect to shares of common stock of Integral issuable upon exercise of outstanding warrants, the higher of (1) such average sales price or
(2) the exercise price of such warrants.

(2) Includes up to 10,800,000 share of common stock held by certain selling securityholders and issuable pursuant to an equity line investment agreement with Swartz Private Equity, LLC and up to 1,200,000 shares upon the exercise of common stock purchase warrants issuable to Swartz. The warrants are issuable to Swartz from time to time when Integral exercises its put right to sell shares of common stock to Swartz. Pursuant to the terms of the investment agreement, Integral is required to issue Swartz warrants to purchase a number of shares of common stock equal to 10% of the number of shares sold to Swartz pursuant to the agreement. The exercise price of a warrant will initially be equal to 110% of the market price on the date that Integral exercises its put right to sell shares of its common stock to Swartz, but is subject to downward adjustment under certain circumstances.

(3) Issuable upon the exercise of common stock commitment warrants issued to Swartz Private Equity, LLC, on December 13, 1999. The exercise price of the warrants is initially $1.306, but is subject to downward adjustment under certain circumstances. On each six month anniversary of the date of issuance, Integral will calculate a reset exercise price that will be equal to 110% of the lowest closing bid price of the common stock for the five trading days ending on each six month anniversary date. The exercise price will be equal to the lowest reset exercise price determined on any six month anniversary of the date of issuance preceding the date on which the warrant is exercised, subject to anti-dilution adjustments.

(4) Represents outstanding shares of common stock held by certain selling securityholders.

(5) Issuable upon the exercise of common stock purchase warrants held by certain selling securityholders. The exercise price of the warrants is $1.80 per underlying share.

The company hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the company shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.


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                                   PROSPECTUS

                           INTEGRAL TECHNOLOGIES, INC.

                               As of July __, 2000

                 The Resale of 16,470,000 Shares of Common Stock

The selling price of the shares will be determined by market factors at the time of their resale.

                        --------------------------------

This prospectus relates to the resale by the selling shareholders of up to 16,470,000 shares of common stock. The selling shareholders may sell the stock from time to time in the over-the-counter market at the prevailing market price or in negotiated transactions. Of the shares offered:

         o up to 12,000,000 shares are issuable to Swartz Private Equity, LLC based on an investment agreement dated May 11, 2000;

         o up to 495,000 shares are issuable upon the exercise of warrants issued or issuable to Swartz under the investment Agreement;

         o 2,650,000 shares are outstanding and are held by other selling securityholders; and

         o up to 1,325,000 shares are issuable upon the exercise of outstanding warrants held by other selling securityholders.

We will receive no proceeds from the sale of the shares by the selling shareholders. However, we have received proceeds from the sale of shares that are presently outstanding. We may receive up to $25 million of proceeds from the sale of shares to Swartz pursuant to the investment agreement. In addition, we may receive additional proceeds from the exercise of warrants held by Swartz and other selling securityholders.

Our common stock is quoted on the over-the-counter Electronic Bulletin Board under the symbol ITKG. On June 30, 2000, the average of the bid and asked prices of the common stock on the Bulletin Board was $2.03 per share.

Investing in the common stock involves a high degree of risk. You should invest in the common stock only if you can afford to lose your entire investment. See "Risk Factors" beginning on page 6 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


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Please read this prospectus carefully. It describes our company, finances, products and services. Federal and state securities laws require that we include in this prospectus all the important information that you will need to make an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus to make your investment decision. We have not authorized anyone to provide you with different information. The selling shareholders are not offering these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

                                TABLE OF CONTENTS


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    SECTION                                                                             PAGE
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
1.  Prospectus Summary.....................................................................5

2.  Statement Concerning Forward Looking Statements........................................5

3.  Risk Factors...........................................................................6

4.  Use of Proceeds.......................................................................10

5.  Description of Integral...............................................................10

6.  Legal Proceedings ....................................................................16

7.  Description of Property...............................................................17

8.  Market for Common Stock and Related Shareholder Matters...............................17

9.  Plan of Operation.....................................................................18

10. Directors and Executive Officers......................................................20

11. Significant Employees, Consultants and Advisors.......................................21

12. Ownership of Securities by Beneficial Owners and Management...........................23

13. Executive Compensation................................................................25

14. Certain Relationships and Related Transactions........................................29

15. Selling Securityholders...............................................................30

16. Plan of Distribution..................................................................33

17. Description of Securities, Debentures and Warrants....................................34

18. Legal Matters.........................................................................35

19. Indemnification Disclosure............................................................35

20. Changes In and Disagreements With Accountants.........................................35

21. Where You Can Find More Information...................................................35

22. Index to Financial Statements........................................................F-1
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                               PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider before investing in the common stock. You should read the entire prospectus carefully, including, but not limited to, the "Risk Factors" section.

The Offering

Securities Offered         16,470,000 shares of Common Stock

Offering Price             The shares being registered hereunder are being
                           offered by the selling securityholders from time to time at the then current market price.

Dividend Policy            Integral does not anticipate paying dividends on its
                           Common Stock in the foreseeable future.

Use of Proceeds            The shares offered herein are being sold by the
                           selling securityholders and as such, Integral will not receive any of the proceeds of the offering
                           (see, "Use of Proceeds" section).

Material Risk Factors      This offering involves a high degree of
                           risk, elements of which include possible lack of profitability, competition, breach of leasing agreements, death or incapacity of management and inadequate insurance coverage. There is a risk to investors due to the speculative nature of this investment, historical losses from operations, a shortage of capital, lack of dividends, dilution factors, control by present shareholders and economic conditions in general. There is a material risk that we may have insufficient funding to engage in any or all of the proposed activities.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, concerning our future operations. Forward-looking statements are statements that estimate the happening of future events, are not based on historical fact and are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as "believes", "intends", "projects", "forecasts", "predicts", "may", "will", "expects", "estimates", "anticipates", "probable", "continue" or similar terms, variations of those terms or the negative of those terms. The "risk factors" included in this prospectus under the caption "risk factors" constitute cautionary statements identifying important factors that could cause actual results to differ materially from those in the forward-looking statements. The forward-looking statements contained in this prospectus and the documents incorporated herein by reference have been compiled by our management based upon assumptions they consider reasonable. These assumptions are subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. Actual results could differ materially from those currently anticipated due to a number of factors, including those identified under "risk factors" and elsewhere in this prospectus. Accordingly, there can be no assurance that such statements, estimates and projections will be realized. The forecasts and actual results will likely vary and those variations may be material. We make no representation or warranty as to the accuracy or


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completeness of such statements, estimates or projections contained in this prospectus or that any forecast contained in this prospectus will be achieved. These forward-looking statements have been compiled as of the date of this prospectus or the date of the documents incorporated herein by reference, as the case may be, and you should evaluate them with consideration of any changes occurring after the date of this prospectus or the documents incorporated herein by reference in which such forward-looking statements appear. We do not intend to update these forward-looking statements. We cannot give you any assurance that any of the assumptions relating to the forward-looking statements specified in this prospectus or the documents incorporated herein by reference will prove to be accurate. We urge you and your advisors to review these forward-looking statements, to consider the assumptions upon which they are based and to ascertain their reasonableness.

                                  RISK FACTORS

An investment in our common stock involves major risks. The Investor should carefully consider the following risk factors, in addition to all of the other information available to the Investor, in determining whether to purchase shares of our stock.

WE ARE A HIGHLY SPECULATIVE INVESTMENT. Integral has been operating at a loss since inception, and you cannot assume that Integral's plans will either materialize or prove successful. There is no assurance that Integral's operations will become profitable. In the event Integral's plans are unsuccessful, you may lose all or a substantial part of your investment. For these and other reasons, the purchase of Integral's stock must be considered a highly speculative investment.

WE HAVE A HISTORY OF OPERATING LOSSES AND FINANCIAL INSTABILITY. For the quarter ended March 31, 2000 (unaudited), Integral had a net loss of approximately $386,664. These losses are expected to continue for an undetermined time. As of March 31, 2000 (unaudited), Integral had stockholders' equity of $4,586,312, an accumulated deficit of $4,331,898, and a working capital of $3,604,660. The long term financial success of Integral will depend largely upon facts related to Integral's operations. A report by Integral's independent auditors for the period ended June 30, 1999 stated that There is substantial doubt as to whether Integral will be able to continue operations. There can be no assurance as to whether Integral will be able to achieve profitable operations or sustained revenues.

WE CANNOT BE SURE THAT FUTURE CAPITAL WILL BE AVAILABLE. Integral's business will continue to require substantial funds for capital expenditures and related operating expenses in pursuit of our business plans. The timing and amount of such spending is difficult to predict accurately and will depend upon many factors. To the extent required, Integral may seek additional funds through additional private placements that will be exempt from registration. Any such additional private placements will not require prior shareholder approval and may include offerings of equity securities such as common stock or preferred stock which is convertible into common stock, or debt securities such as notes or debentures convertible into common stock. If additional funds are raised by issuing equity or debt securities, further dilution to shareholders could occur. Additionally, investors purchasing future equity or debt securities could be granted registration rights by Integral. There can be no assurance that additional financing will be available when needed or on terms acceptable to Integral.

WE DEPEND ON EXISTING MANAGEMENT; NO ADDITIONAL LIFE INSURANCE ON KEY PERSONNEL IS CARRIED. Integral's future success depends in a significant part upon the continued service of certain key management personnel. Competition for such personnel is intense, and there can be no assurance that Integral can retain its key managerial personnel or that it can attract, assimilate or retain other highly qualified managerial personnel in the future. The loss of key personnel, especially if without advance notice, or the inability to hire or retain qualified personnel could have a material adverse effect upon Integral's business, financial condition and result of operations. Integral does not currently maintain additional life insurance on the life of any of its key officers, directors, employees or consultants. To date, Integral has relied on loans from management and management's ability to raise capital through debt and equity private placement financings to fund its operations.


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


INDEMNIFICATION OF DIRECTORS AND OFFICERS. Integral's by-laws provide that Integral will indemnify a current or past director or officer, or person who has acted in such capacity for another corporation at the request of Integral, (and such person's heirs and legal representatives) against all reasonably incurred costs and amounts paid to settle an action, in a proceeding where he has been named as a party because of his role.

Integral has been advised that while indemnification may be invoked to disclaim liability for damages by directors, officers or persons controlling Integral under these circumstances, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is therefore unenforceable.

PATENTS AND PROPRIETARY RIGHTS SUBJECT TO UNCERTAINTY; POSSIBLE INFRINGEMENT BY INTEGRAL. Integral relies on a combination of patents, trademarks, copyright and trade secret laws, confidentiality procedures and licensing arrangements to protect its intellectual property rights. Integral currently has three U.S. provisional patent applications pending. Integral is considering additional patent applications. There can be no assurance that any patents held by Integral will not be challenged and invalidated, that patents will issue from any of the Integral's pending applications or that any claims allowed from existing or pending patents will be of sufficient scope or strength or be issued in all countries where Integral's products can be sold so as to provide meaningful protection or any commercial advantage to Integral. Competitors of Integral may also be able to design around its patents.

Integral obtained its rights to some of its technologies pursuant to a chain of agreements and sublicenses. Accordingly, there can be no assurance Integral will not be subject to claims from prior parties related to these technologies or that any such parties will not attempt to exploit the technology independently of Integral's rights to do so. There is no assurance that Integral's technologies or products do not and will not infringe the patents or proprietary rights of third parties.

Problems with patents or other rights could potentially increase the cost of Integral's products or delay or preclude new product development and commercialization by Integral. If infringement claims against Integral are deemed valid it may seek licenses that might not be available on acceptable terms or at all. Litigation could be costly and time-consuming but may be necessary to protect Integral's technology and could have a materially adverse effect on Integral and its business prospects. There can be no assurance that any application of Integral's technologies will not infringe upon the proprietary rights of others or that licenses required by Integral from others will be available on commercially reasonable terms, if at all.

     PENDING LITIGATION. Integral, NextAntennas.com, Inc. (now "Antek Wireless, Inc."), Emergent Technologies Corporation and Jack Parsons, a director of Integral, are defendants in a lawsuit filed in May 2000 in the United States District Court for the Northern District of West Virginia by IAS Communications, Inc. IAS claims that, pursuant to agreement by and among IAS, Integral Concepts, Inc. and Emergent, IAS acquired the exclusive right to commercial applications of certain patented and proprietary antenna technology developed at West Virginia University and Emergent acquired exclusive rights to military applications of such technology. IAS claims that Emergent breached its agreement by pursuing commercial applications of the technology. IAS further claims that all defendants misappropriated certain trade secrets and interfered with IAS's economic relations. In addition, IAS claims that Jack Parsons breached certain fiduciary duties. IAS seeks injunctive relief prohibiting the defendants from disclosing certain information related to the technology; an order requiring defendants to account for any profits from the alleged conduct, return any proprietary materials to IAS and destroy all devices created in violation of IAS's rights; and a money judgment in an amount to be determined at trial, but no less than $15,000,000. It is the opinion of management of Integral that the claims filed by IAS have no factual basis and are groundless and frivolous. The defendants have filed answers denying IAS's claims. There is no assurance that the outcome of the litigation will be favorable to Integral, and an unfavorable outcome would have a material, adverse effect on the business of the Company.

PREFERRED STOCK. The Articles of Incorporation of Integral authorize the issuance of 20,000,000 shares of preferred stock. The preferred stock may be divided into one or more series. The board of directors is


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authorized to determine the rights, provisions, privileges and restrictions and number of authorized shares of any series of preferred stock. Additionally, the preferred stock can have other rights, including voting and economic rights that are senior to the common stock. The issuance of preferred stock could adversely affect the market value of the common stock.

1,000,000 shares of preferred stock have been designated as Series A Convertible Preferred Stock of which 664,410 have been issued. Each share of Series A:

o    has a stated value and liquidation preference of $1.00;

o    has a 5% annual dividend, payable in cash or shares of common stock;

o may be converted into shares of common stock (determined by dividing the number of shares of Series A being converted by the average of the high and low bid prices of Integral's common stock reported by the OTC Bulletin Board over the ten trading days preceding the date of conversion);

o may be redeemed by Integral within one year after issue at $1.50, after one year but less than two years at $2.00, after two years but less than three years at $2.50, after three years but less than four years at $3.00, and after four years but less than five years at $3.50;

o    may be voted on all matters on an as-converted basis; and

o may be voted as a class on any merger, share exchange, recapitalization, dissolution, liquidation or change in control of Integral.

The details of the dividend rates, liquidation preferences, redemption provisions, conversion rights, voting rights, and other rights, preferences, privileges and restrictions are set forth in the "Designation of Rights and Preferences of Series A Convertible Preferred Stock," that was filed as an amendment to the Articles of Incorporation on November 16, 1999.

WE HAVE NEVER PAID DIVIDENDS. The board of directors of Integral has the sole authority to determine whether cash dividends will be paid. This decision will depend on many factors including Integral's earnings, capital requirements and financial condition. Integral has not paid cash dividends in the past and does not anticipate paying cash dividends in the near future.

HOW FUTURE ISSUANCES OF COMMON STOCK WILL AFFECT YOUR RIGHTS AS A SHAREHOLDER. Integral has a non-qualified stock option plan which as of the fiscal year ended June 30, 1999, options to acquire 3,300,000 shares covered by the plan were outstanding, all at exercise prices ranging from $.15 to $2.00 per share, and are fully vested. The options issued under this plan were reserved for issuance either directly or pursuant to options, to officers, directors, employees and consultants of Integral and its subsidiaries. As of June 30, 2000, approximately 1,690,000 of these shares have been issued under the plan, and the remainder are under option. When additional shares are issued under this plan, your stock ownership will be diluted. Additional stock or options to acquire stock of Integral can be granted at any time by the board of directors, usually without shareholder approval.

HOW FUTURE SALES OF COMMON STOCK MAY AFFECT YOU. Future sales of common stock by management personnel and others may be made under Rule 144 of the 1933 Act. In general, under Rule 144, a person who has held their stock for one year may, under certain circumstances, sell within any three-month period a number of shares which is not greater than one percent of the then outstanding shares of common stock or (if qualified) the average weekly trading volume in shares during the four calendar weeks immediately prior to such sale. Under certain circumstances, the sale of shares which have been held for two years by a person who is not affiliated with Integral is also permitted. Management personnel and others have or may acquire shares of common stock which are exempt from registration pursuant to Rule 701 or may be registered on Form S-8 and which may be sold in compliance with state securities laws without restriction by non-affiliates in, and by those affiliated with Integral either (i) under Rule 144 but without the one-year holding period or (ii) pursuant to an effective reoffer prospectus filed for the Form


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S-8. Future sales of common stock may have an adverse effect on the current market price of the common stock and adversely affect Integral's ability to obtain future funding as well as create a potential market overhang.

OUR STOCK HAS BEEN LIMITED IN ITS PUBLIC TRADING; VOLATILITY OF STOCK. There has been a limited public trading market for the common stock of Integral, and there can be no assurance that an active trading market will be sustained upon the completion of the offering. The issuance of common stock on conversion of the debentures or exercise of the warrants and the subsequent sale of the common stock pursuant to this prospectus can dilute the common stock and adversely affect the market price of the common stock. There can be no assurance that the market price of the stock will not decline below its current price. The market price for securities of telecommunications and internet companies have historically been highly volatile. Integral believes that fluctuations in its operating results and even mild expressions of interest on a particular day (being traded on the OTC Bulletin Board) can cause the market price of its shares to fluctuate, perhaps substantially. The stock can expect to experience substantial price changes in short periods of time, owing to the unpredictability of the Bulletin Board. Stock markets in the United States have, from time to time, experienced significant price and volume fluctuations which are not necessarily related to Integral net worth or any other established criteria of value. It can be expected that substantial price swings will occur in the stock for the foreseeable future, and percentage changes in stock indices (such as the Dow Jones Industrial Average) could be magnified, particularly in downward movements of the markets. These fluctuations may adversely affect the price of the common stock.

RESTRICTIONS ON SECONDARY TRADING. While it is posted on the OTC Bulletin Board and trades below $5.00 per share, Integral's common stock will be subject to restrictions imposed by law that limit the ability of broker-dealers which sell such securities to anyone other than established customers and investors which meet certain sophisticated investor tests. These restrictions can affect the ability of broker-dealers to sell Integral's stock and can also affect your ability to resell your stock in any trading market that may develop.

TECHNOLOGIES IN VARIOUS STAGES OF DEVELOPMENT; NO ASSURANCE OF COMPLETION; MAY BE SUBJECT TO ADDITIONAL DELAYS. Integral's technologies and products are in various stages of development. There can be no assurance that additional products can be introduced or technologies completed to production or marketability due to the inherent risks of new product and technology development, limitations on financing, competition, obsolescence, loss of key personnel and other factors. Although certain technology of Integral may be licensable at the current stage of development, there can be no assurance thereof. Integral has generated virtually no revenues from its various technologies to date and there is no assurance of revenues in the future. Integral's development projects are high risk in nature, where unanticipated technical obstacles can arise at any time and result in lengthy and costly delays or in a determination that a further development is not feasible.

The development of Integral's technologies has taken longer than anticipated by management and could be subject to additional delays. Therefore, there can be no assurance of timely completion and introduction of these technologies on a cost-effective basis, or that such technologies, if introduced, will achieve market acceptance.

FUTURE DEPENDENCE ON MARKET ACCEPTANCE OF INTEGRAL'S TECHNOLOGIES AND PRODUCTS. The future of Integral is dependent upon the success of the current and future generations of one or more of Integral's technologies. There can be no assurance that Integral can introduce any of its technologies or new products or that, if introduced, they will achieve market acceptance such that in combination with existing products they will sustain Integral or allow it to achieve profitable operations.

SIGNIFICANT COMPETITION AND POSSIBLE OBSOLESCENCE. Technological competition from other and longer established antenna companies is significant and expected to increase. Most of the companies with which Integral competes and expects to compete have far greater capital resources and more significant research and development staffs, marketing and distribution programs and facilities, and many of them have substantially greater experience in the production and marketing of products. Integral's


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ability to compete effectively may be adversely affected by the ability of these competitors to devote greater resources to the sale and marketing of their products than are available to Integral. In addition, one or more of Integral's competitors may succeed or may have already succeeded in developing technologies and products that are more effective than any of those offered or being developed by Integral, rendering Integral's technology and products obsolete or noncompetitive.

DEPENDENCE ON OUTSIDE MANUFACTURERS AND SUPPLIERS. Currently, we rely, and intend to continue to rely, on outside suppliers for raw materials and components used in our antenna products. We also rely, and until we are able to open our own assembly plant in the future we will continue to rely, on outside manufacturers to assemble our antenna products. There can be no assurance that these suppliers and manufacturers will be able to meet our cost and performance requirements in the future. In the event that any of our suppliers or manufacturers should become too expensive or suffer from quality control problems or financial difficulties, we would have to find alternative sources, which could disrupt our business and have an adverse effect on our financial condition.


                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares by the selling securityholders.


                             DESCRIPTION OF INTEGRAL

BUSINESS DEVELOPMENT

         Integral Technologies, Inc. (the "Company" or the "Registrant") is a development stage company, incorporated under the laws of the State of Nevada on February 12, 1996. Integral is in the business of researching, developing and commercializing various technologies directly and through its three subsidiaries, each of which is described later in this section.

         To date, Integral, directly and through its subsidiaries, has expended its resources on the research and development of four types of technologies:

         1. Antennas;

         2. Three Dimensional ("3D") Color Machine Vision;

         3. Two Dimensional ("2D") Color Machine Vision (Counterfeit Currency/Document Detection); and

         4. RF Plasma Injection System (New Spark Plug).

Each of these technologies are described in detail later in this section.

         Through two of its subsidiaries, Antek Wireless, Inc. ("Antek") and Emergent Technologies Corp. ("Emergent"), Integral has been researching and developing six new antenna technologies.

         Through a third subsidiary, Integral Vision Systems, Inc. ("Integral Vision"), Integral has been researching and developing the 3D and 2D Color Machine Vision technology.

         Integral has directly been researching and developing the RF Plasma Injection System technology.

RECENT DEVELOPMENTS

Focus on antenna products

         As a result of the developments with Antek and the commercial interest in its antenna products, specifically the first commercial order that will result in revenue, Integral presently intends to focus substantially all of its resources on the commercialization and sales of the Antek antenna products.

EMPLOYEES

         Integral and its subsidiaries currently employ a total of twelve people on a full-time basis. Research and development activities are conducted primarily by four employees. However, Integral also relies on the expertise of several technical advisors who are consulted as needed on a part-time, contract basis.

SUBSIDIARIES

                              ANTEK WIRELESS, INC.

Company Background

         Antek Wireless, Inc. ("Antek"), a wholly-owned subsidiary of Integral, was incorporated in the State of Delaware on November 2, 1999 as NextAntennas.Com, Inc. The change of name to Antek became effective July 7, 2000. Antek develops and commercializes new antenna technologies. The focus of Antek will be to continue to develop and commercialize new antenna technologies which will meet the needs of the wireless telecommunications industry.

The Antenna Industry

         Antek has developed six new antenna designs for use in different wireless technology markets:

         o the "GPS" antenna is used in radio receivers on the ground to receive 1.5 GHz signals from global positioning satellites orbiting the earth at an altitude of approximately 23,000 miles;

         o the "LEO" antenna is used for the VHF function in radio transmitters/receivers on the ground, to transmit/receive signals in the 145 MHz frequency range to Low Earth Orbit satellites, orbiting the earth at an approximate altitude of 450 miles;

         o the "GPS/LEO" antenna, as the name indicates is a dual purpose antenna;

         o the "CDPD" antenna is used in transmission/reception of signals in the 824-894MHz/1.5MHz range. The Cellular Digital Packet Data network is currently one technology on the market today which facilitates wireless internet access; and

         o the "GPS/CDPD" antenna, as the name indicates is a dual purpose antenna;

         o the "portable phone" antenna is used in cellular and cordless phones, transmitting and receiving signals in the 820 MHz to 960 MHz range as well as the 1.5 GHz frequency range.

         The research and development costs associated with the development of these new "antenna solutions" has been funded by Integral.

         The GPS antenna is for use with asset "tracking" and/or location identification technologies. The FCC has mandated that by 2002, US wireless carriers provide their subscribers with the technology that will enable the carrier to identify the subscriber's location in the event of an emergency such as a vehicle crash in which the occupant is injured and possibly rendered unconscious.

         The LEO antenna is for use with asset tracking systems which handles short bursts of data from such assets as shipping containers, tractor trailers and electricity meters. As opposed to the GPS technology which identifies location the LEO technology allows for the transmission of data. Such data would indicate such things as to whether a tractor trailer is full, the doors are open, or even that a refrigeration unit on a trailer is malfunctioning.

         The CDPD antenna is for use in wireless internet access technologies.

         The "portable phone" antenna is for use in digital cordless phones and cellular phones operating in the 920MHz and 820-890MHz frequency ranges respectively.

Patents on Antek Antenna Products

         Integral has completed a patent review of each of these technologies and has commenced preparation of U.S. patent applications, three of which have been filed (two applications have been assigned U.S. Provisional Patent Application Serial Nos. 60/168,732 and 60/168,775, the third application has not yet been assigned a serial number). No assurances can be given that Integral will be granted any patents on its technologies; however, in the event that patents are not granted, Antek will continue to attempt to commercialize these technologies without the protection of a patent. In the event that any patents are issued, Antek will have the exclusive right to use in the U.S. the antenna design(s) described in each issued patent for the 20-year life of the patent.

Product Manufacturing and Distribution

         Antek is not in the manufacturing business. Antek relies on third-party manufacturing companies to manufacture Antek's antenna products on a timely basis, while protecting the intellectual properties of Antek's products and providing the customer with a high quality product.

         Antek antenna products will not be sold directly to the general public, but rather to businesses and manufacturers who will use the antennas in their products.

Barriers to Entry into Market Segment

         In the antenna market, Integral will be competing with other established antenna providers that are much larger and better capitalized than Integral. In order to compete, management believes that Integral must demonstrate to potential users that the Antek antenna products have an advantage over other antennas on the market in terms of performance and cost.

                           EMERGENT TECHNOLOGIES CORP.

Company Background

         Emergent Technologies Corp. ("Emergent") was incorporated in the State of West Virginia on September 29, 1995 for the purpose of developing the Contrawound Toroidal Helical Antenna ("CTHA") for commercialization to government and/or military applications worldwide. Emergent's rights to commercialize the CTHA technology is limited to these applications.

         The CTHA technology was created at the Center for Industrial Research Applications ("CIRA"), a research center run by West Virginia University Research Corporation ("WVURC"), which is a subsidiary of West Virginia University ("WVU"). The technology was developed by students at WVU under the direction of Dr. James Smith, who is a Director of CIRA and a professor at WVU and is also a co-founder of Integral. The exclusive rights to commercialize the CTHA technology were licensed by WVURC to a private company called Integral Concepts, Inc., which is wholly-owned by Dr. Smith. On January 2, 1996,

Integral Concepts sublicensed the exclusive, worldwide rights to commercialize the CTHA technology for governmental and military applications to Emergent, which was at that time owned by Dr. Smith and Denzel Jack Parsons, who is presently a director of Integral. Pursuant to the sublicense agreement, a modest annual minimum royalty payment is due from Emergent to Integral Concepts.

         On March 1, 1996, Integral acquired a 10% equity interest in Emergent from Emergent in exchange for $100,000. By an agreement dated December 10, 1997, Integral acquired an additional 70% equity interest in Emergent from Messrs. Smith and Parsons (which represented 100% of their ownership of Emergent) in exchange for 1,800,000 shares of common stock of Integral (see "Item 7. Certain Relationships and Related Transactions" below for additional details), which resulted in Integral owning 80% of Emergent. Presently, Integral owns 76.625% of Emergent, as a result of the conversion of promissory notes into shares of common stock of Emergent by non-affiliated minority shareholders of Emergent.

Product Development

         Emergent's rights to commercialize the CTHA technology are limited to government and/or military applications worldwide. While several U.S. governmental agencies and military contractors have been testing prototypes of the CTHA for various applications, the time delays caused by the requirement to comply with governmental and military specifications and procedures have been significant, and there is no way for Integral to predict when or if revenue will be realized. There is also the possibility that additional research and development will be required.

         Presently, Integral is not pursuing further development of CTHA technology and is focusing its research and development resources on other antenna technologies.

                          INTEGRAL VISION SYSTEMS INC.

Company Background

         Integral Vision Systems Inc. ("Integral Vision") was incorporated in the State of West Virginia on January 20, 1994, for the purpose of researching, developing and commercializing Color Machine Vision technology, which is described below.

         The Color Machine Vision technology was created at the Center for Industrial Research Applications ("CIRA"), a research center run by West Virginia University Research Corporation ("WVURC"), which is a subsidiary of West Virginia University ("WVU"). This technology was developed by students at WVU under the direction of Dr. James Smith, who is a Director of CIRA and a professor at WVU and was also a co-founder of Integral. The exclusive rights to commercialize this technology was licensed by WVURC to a private company called Integral Concepts, Inc., which is wholly owned by Dr. Smith. On February 5, 1994, Integral Concepts sublicensed the exclusive, worldwide (excluding Canada) rights to commercialize this technology to Integral Vision, which was at that time owned by Mr. Smith and two other persons. Pursuant to the sublicense agreement, a modest annual minimum royalty payment is due from Integral Vision to Integral Concepts.

         In March 1997, Integral acquired a 100% equity interest in Integral Vision from Dr. Smith and two other persons in exchange for 100,000 shares of common stock of Integral (see "Item 7. Certain Relationships and Related Transactions" below for additional details).

         A. 3D MACHINE VISION COLORIMETRY (ENSURES COLOR QUALITY CONTROL IN A
                          MANUFACTURING ENVIRONMENT).

         Originally licensed to Integral Concepts from WVU on January 19, 1993, all worldwide (excluding Canada) commercialization rights to the 3D machine vision colorimetry technology were sub-licensed to Integral Vision on February 15, 1994.

Development and Proprietary Rights

         The 3D Machine Vision Colorimetry technology is protected by US patent number 5,485,429 issued on February 27, 1996.

Product Description

         The 3D Color Machine Vision is a system whereby computers can be given "eyesight" to look for specific physical events or characteristics. For instance, the system can be programmed to detect color inconsistencies, or to detect optical inconsistencies in glass and plastic manufacturing processes. In addition, the system uses extremely sophisticated pattern detection and analysis, which can be used to find camouflaged shapes and patterns. The unit is a combination of generic hardware (mini-lasers and computer processors) and proprietary software. The scanning and analysis process is patented.

The Market

This technology is intended to be used to ensure the color consistency of any products that comes off a production line.

Commercialization Objective

Management believes that additional research and development will be required before the 3D Color Machine Vision Technology will be ready for commercialization. Currently Integral is directing minimal resources on this technology due to Integral's financial situation and limited resources, but is seeking strategic partners who would be interested in financing the commercialization of this technology.

Competitive Comparison

         Examples of existing machine vision products include photoelectric counters, laser measurement systems, and product speed calibration systems. Management believes that none of these systems have the ability to perform qualitative analysis on the objects in real time.

The color machine vision market is segmented along two lines:

         o Spectrophotometers - devices which measure the ratio of reflected light to incident light for one or many wavelengths in the visible spectrum; but work only on flat surfaces.

         o Human observers - still the preferred method despite obvious shortcomings.


B. 2D COLOR MACHINE VISION (COUNTERFEIT CURRENCY/DOCUMENT DETECTION)

Development and Proprietary Rights

         Originally licensed to Integral Concepts from WVU, on January 19, 1993, all worldwide (excluding Canada) commercialization rights were sub-licensed to Integral on February 15, 1994.

Product Description

         The 2D Color Machine Vision system is a small, laser-based computerized device which can be programmed to scan and validate printed documents, including currencies, passports, tickets, and other secure or valuable documents. The unique algorithms employed by the system make it possible to even allow for wear and tear and fading. The entire device can be produced in a package roughly the size of a credit card swipe unit. Scan rates of up to 1 per second have been achieved in early prototypes; speeds of 10 per second are thought possible within a year. The unit is a combination of generic hardware (mini-lasers and computer processors) and proprietary software.

The Market

         This device employs spectral analysis and sophisticated numerical algorithms. As a digital device, Integral's counterfeit detector can be programmed and reprogrammed to change its processes.

Commercialization Objective

         Management believes that additional research and development will be required before the 2D Color Machine Vision Technology will be ready for commercialization. Currently Integral is directing minimal resources on this technology due to Integral's financial situation and limited resources, but is seeking strategic partners who would be interested in financing the commercialization of this technology.

Competitive Comparison

     Currently available counterfeit detection instruments fall into these broad categories:

o    Chemical agents which react with the paper

o    Devices which identify specific ink taggants (additives), usually metallic

o    Devices which identify magnetic elements in the printed document

     Integral's device relies on patented sophisticated spectral analysis processes. The unit can be programmed to analyze any printed document. A multi-function system is planned which would allow a single scanner to be used for multiple currency and documents.

Technology Under License Directly By Integral

         Integral has directly (rather than through subsidiaries) acquired the rights to commercialize the RF Plasma Ignition System technology, which is described below. This technology was created at the Center for Industrial Research Applications ("CIRA"), a research center run by West Virginia University Research Corporation ("WVURC"), which is a subsidiary of West Virginia University ("WVU"). This technology was developed by students at WVU under the direction of Dr. James Smith, who is a Director of CIRA and a professor at WVU and was also a co-founder of Integral. The exclusive rights to commercialize this technology were licensed by WVURC to a private company called Integral Concepts, Inc., which is wholly owned by Dr. Smith. On February 15, 1996, Integral Concepts sublicensed the exclusive, worldwide rights to commercialize these technologies to Integral. Pursuant to the sublicense agreements, a modest annual minimum royalty payment is due from Integral Vision to Integral Concepts.


                   RF PLASMA IGNITION SYSTEM (NEW SPARK PLUG)

         Originally licensed to Integral Concepts from WVU on April 12, 1994, all worldwide commercialization rights to the RF Plasma Injection System were sub-licensed to Integral on February 15, 1996.

Development and Proprietary Rights

         The RF Plasma Injection System technology is protected by US patent number 5,361,737 issued on November 8, 1994.

Product Description

         Using a patented process, microwave radio frequency emissions create a plasma at the end of the emitter. A plasma is a small cloud of ions. It appears to the eye as an electrical flame. The size of the plasma is in relation to the power applied and the size of the emitter. The plasma can be created instantaneously, or held for a sustained period and can be produced in mid-air, in a combustion cylinder, a smokestack, etc.

The Market

         In the opinion of management, the technology could offer an alternative to conventional sparkplugs used in combustion engines. The emitter would be manufactured to resemble the structure of a conventional spark plug. The conventional electronic ignition system would be modified to activate the RF-generation system, which would then send energy to the emitters.

         The technology can also be used to produce and sustain a large plasma area. Such large plasmas can be used for electronics cleaning, smokestack scrubbing operations, and other industrial applications.

Commercialization Objective

         Management believes that additional research and development will be required before the RF Plasma Ignition System will be ready for commercialization. Currently Integral is directing minimal resources on this technology due to Integral's financial situation and limited resources, but is seeking strategic partners who would be interested in financing the commercialization of this technology.

                    INVESTMENT IN CONTINENTAL DIVIDE ROBOTICS

         On March 14, 2000, Integral executed a letter of understanding with Continental Divide Robotics ("CDR") related to the acquisition of a minority interest in CDR. CDR has developed certain proprietary hardware and software which may be used to track individuals. The technology is currently being field-tested in the criminal justice system for the purpose of tracking parolees. Future implementations of the technology include consumer and military applications.

          Although the terms of the definitive agreement have not been finalized, the parties contemplate that Integral will acquire up to a 40% interest in CDR. To date, Integral has paid $300,000 of $500,000 payable to acquire 21% of CDR's outstanding common stock. The letter of understanding contemplates that Integral may acquire an additional 19% interest for $2.3 million.


                                LEGAL PROCEEDINGS

A. Integral, NextAntennas.com (now "Antek Wireless, Inc."), Emergent Technologies Corporation and Jack Parsons are defendants in a lawsuit filed in May 2000 in the United States District Court for the Northern District of West Virginia by IAS Communications, Inc. IAS claims that, pursuant to agreement by and among IAS, Integral Concepts, Inc. and Emergent, IAS acquired the exclusive right to commercial applications of certain patented and proprietary antenna technology developed at West Virginia University and Emergent acquired exclusive rights to military applications of such technology. IAS claims that Emergent breached its agreement by pursuing commercial applications of the technology by entering into an agreement with ARINC, Inc, a multinational areospace technology company. IAS further claims that all defendants misappropriated certain trade secrets and interfered with IAS's economic relations with ARINC, Inc. In addition, IAS claims that Jack Parsons breached certain fiduciary duties that he owed IAS due to his position as an officer and director of an IAS/Emergent joint venture.

     IAS seeks injunctive relief prohibiting the defendants from disclosing certain information related to the technology; an order requiring defendants:
(1) to account for any profits from the alleged conduct; and (2) return any proprietary materials to IAS and destroy all devices created in violation of IAS's rights. IAS also seeks a money judgment in an amount to be determined at trial, but no less than $15,000,000.

     It is the opinion of management of integral that the claims filed by IAS have no factual basis and are groundless and frivolous. The defendants have filed answers denying IAS's claims.

B. A dispute exists between WVU and Integral with respect to the development work performed by WVU on the Plasma Ignition System and Counterfeit Detection Technology. The dispute in the amount of $354,244 relates to the following:

o WVU advised Integral that development work had been halted as of August 1, 1997, but continued to bill Integral for $127,442 in costs for the period August 1, 1997 to December 31, 1999;

o WVU billed Integral $226,802 for equipment related to the development work done for Integral. WVU claims that it is entitled to retain ownership of the equipment while Integral believes that title to the equipment should be transferred to Integral if Integral is to pay for the equipment; and

o To date Integral has paid $398,434 for development work to WVU, but WVU has failed to deliver required prototypes.

     Included in current liabilities is the amount of $397,296 owing to WVU for the development of the Plasma Ignition System and the Counterfeit Detection Technology. For the reasons described above, it is the opinion of management of Integral that the balance owing to West Virginia University as reflected in these financial statements of $397,296 should be reduced by $354,244 (the amount in dispute), down to $43,052.

     The effect of this write down of the amount owing to WVU on the Balance Sheet of the Company as at June 30, 1999, would be to reduce current liabilities from $1,009,020 to $654,776, thereby decreasing Stockholders' Deficit from $(547,492) to $(193,248).


                             DESCRIPTION OF PROPERTY

         Neither Integral nor its subsidiaries own any real property. Integral and its subsidiaries lease office space in Vancouver, B.C., Canada, Bellingham, Washington and San Jose, California.


             MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

         There is a limited public market for the common stock of Integral which historically has traded on the NASD OTC Bulletin Board under the symbol "ITKG" where it began trading on February 27, 1997.

     THE FOLLOWING TABLE SETS FORTH THE RANGE OF HIGH AND LOW BID QUOTATIONS FOR THE COMPANY'S COMMON STOCK ON THE OTC BULLETIN BOARD FOR EACH QUARTER OF 1998 AND 1999.

                                            Low Bid          High Bid
                                            -------          --------
                  1st Qtr.  1998            $ 0.422          $1.422
                  2nd Qtr. 1998             $ 0.625          $1.313
                  3rd Qtr.  1998            $ 0.25           $0.906
                  4th Qtr.  1998            $ 0.125          $0.688

                  1st Qtr.  1999            $ 0.141          $0.438
                  2nd Qtr. 1999             $ 0.25           $0.484
                  3rd Qtr.  1999            $ 0.234          $0.438
                  4th Qtr.  1999            $ 0.34           $1.47

                  1st Qtr.  2000            $ 0.687          $8.25
                  2nd Qtr. 2000             $ 1.50           $5.50

The source of this information is America Online and Yahoo! quotation services and broker-dealers making a market in the Company's Common Stock. These prices reflect inter-dealer prices, without retail markup, markdown or commission and may not represent actual transactions.

As of June 29, 2000 there were approximately 124 holders of record of the Company's Common Stock (this number does not include beneficial owners who hold shares at broker/dealers in "street-name").

To date, Integral has not paid any dividends on its common stock and does not expect to declare or pay any dividends on such common stock in the foreseeable future. Payment of any dividends will be dependent upon future earnings, if any, the financial condition of Integral, and other factors as deemed relevant by Integral's Board of Directors.

                                PLAN OF OPERATION

As a development stage company, the Company has had no revenues from operations from inception (February 12, 1996) through March 31, 2000, and has incurred a net loss of approximately $4.3 million for that period. To date, the Company has relied on loans from management and management's ability to raise capital through debt and equity private placement financings to fund its operations.

In December 1999, Antek Wireless, Inc., a subsidiary of the Company, received its first commercial, revenue-generating order for its GPS/LEOS antenna from ARINC, Inc., an operator of communication and processing systems for the aviation and transportation industry. The Company has successfully completed filling this initial order. Although no assurances can be given, management anticipates receiving orders for an additional $500,000 of antennas from ARINC, Inc. during calendar 2000, as well as orders from additional customers, based on the level of interest indicated to date.

During the quarter ended March 31, 2000, the Company completed a private placement of common stock and common stock purchase warrants which resulted in aggregate cash proceeds to the Company of nearly $4 million.

As a result of the developments with Antek and the commercial interest in its antenna products, specifically the first commercial order that will result in revenue, the Company presently intends to focus substantially all of its resources on the commercialization and sales of the Antek antenna products. As a result, the Company will devote only a limited amount of its resources on the research, development and commercialization of its other technologies during the next twelve months.

While management believes that each of the Antek antenna products is ready to be commercialized, ongoing research and development will be necessary over the next twelve months and will be focused on adapting and "fine-tuning" the antenna products for different applications and uses. The Company anticipates spending approximately $500,000 over the next twelve months on this ongoing research and development. Also, the Company has filed three provisional patent applications with the U.S. patent office for various Antek antenna products, and anticipates filing additional provisional patent applications as warranted over the next twelve months.

The Company is not in the manufacturing business and does not expect to make any capital purchases of a manufacturing plant or significant equipment in the next twelve months. The Company will be relying on contract manufacturers to produce the antenna products.

During the next twelve months, the Company's antenna subsidiary, Antek Wireless, Inc. will employ additional staff in order to further enhance its management team. It is expected that, within the next year, a Chief Executive Officer, a Chief Financial Officer and a Chief Technical Officer will be added. In addition, approximately five sales people and three administration people will be added.

The most significant current liabilities relate to salaries and consulting fees. In the event that the Company is not able to pay these current liabilities as they become due, the Company will be unable to retain key personnel who are responsible for research, development and marketing. These functions are critical to the operations of the Company.

Various factors affecting the Company and its subsidiaries raise doubt as to their ability to continue as a going concern. There can be no assurance that the Company will be able to continue as a going concern, or achieve material revenues and profitable operations. The Company may require additional financing, and no assurances can be given that financing will be available to the Company in the amounts required, or that, if available, will be on terms satisfactory to the Company.

The Company is not aware of any circumstances or trends which would have a negative impact upon future sales or earnings. There have been no material fluctuations in the standard seasonal variations of the Company's business. The accompanying financial statements include all adjustments which in the opinion of management are necessary in order to make the financial statements not misleading.


                        DIRECTORS AND EXECUTIVE OFFICERS

(a) Directors and Executive Officers of Registrant. Integral has a Board of Directors which is currently comprised of three members. Each director holds office until the next annual meeting of shareholders or until a successor is elected or appointed. The members of the Board and the executive officers of Integral and their respective age and position are as follows:

                                                                                                        Director of
Name                                  Age        Position with Registrant                            Registrant Since
------------------------------- ---------------- -------------------------------------------------- --------------------
William S. Robinson                   43         Chairman, CEO and Treasurer                           February 1996

William A. Ince                       49         Director, President, Secretary and Chief              February 1996
                                                 Financial Officer

Denzel Jack Parsons                   53         Director                                             October 4, 1999

(b) Directors and Executive Officers of Antek. Integral's subsidiary, Antek, has a Board of Directors which is comprised of four members who hold office until the next annual meeting of shareholders or until a successor is elected or appointed. The members of the Board and the executive officers of Antek and their respective age and position are as follows:

                                                                                                      Director of
Name                                  Age        Position with Antek                                  Antek Since
------------------------------- ---------------- ------------------------------------------------ --------------------
William S. Robinson                   43         Chairman, CEO and Treasurer                         November 1999

William A. Ince                       49         Director, President, Secretary and Chief            November 1999
                                                 Financial Officer
Abraham Wei                           40         Director                                              July 2000

Joseph Jeng                           45         Director                                              July 2000

(c) Directors and Executive Officers of Emergent. Integral's subsidiary, Emergent, has a Board of Directors which is compromised of three members. Each director holds office until the next annual meeting of shareholders or until a successor is elected or appointed. The members of the Board and the executive officers of Emergent and their respective age and position are as follows:

                                                                                                      Director of
Name                                  Age        Position with Emergent                             Emergent Since
------------------------------- ---------------- ------------------------------------------------ --------------------
Denzel Jack Parsons                   53         Director and President                              October 1995

William S. Robinson                   43         Director and Treasurer                              December 1997

William A. Ince                       49         Director and Secretary                              December 1997

(d) Directors and Executive Officers or Integral Vision. Integral's subsidiary, Integral Vision, has a Board of Directors which is comprised of two members. Each director holds office until the next meeting of shareholders or until a successor is elected or appointed. The members of the Board and the executive officers of Integral Vision and their respective age and position are as follows:

                                                                                                      Director of
                                                                                                    Integral Vision
Name                                  Age        Position with Integral Vision                           Since
------------------------------- ---------------- ------------------------------------------------ --------------------
William S. Robinson                   43         Chairman, CEO and Treasurer                        March 11, 1997

William A. Ince                       49         Director, President, Secretary and Chief           March 11, 1997
                                                 Financial Officer

(b)  Family Relationships.  None.

(c)  Involvement in Certain Legal Proceedings.  None.


                  DIRECTORS AND EXECUTIVE OFFICERS OF INTEGRAL

         WILLIAM ROBINSON: (CHAIRMAN AND CEO): As a co-founder, and significant shareholder of Integral, Mr. Robinson has been responsible since the inception of Integral of securing funding, including the commitment of personal funds, in order to ensure the ongoing operations of Integral and its subsidiaries. Together with Mr. Ince, he has been responsible for the development and implementation of corporate strategies.

         During the period 1988 to 1996, Mr. Robinson was President of Achieva Development Corporation. Achieva is a mining company with properties located in various counties throughout the world.

         Mr. Robinson brings many years of management experience in finance, banking and corporate development. Previously, he acted as a director of a number of private and public companies involved in natural resources, sales and marketing, and computer technologies.

         WILLIAM A. INCE: (DIRECTOR, PRESIDENT, SECRETARY AND CHIEF FINANCIAL OFFICER): Mr. Ince, a co-founder and significant shareholder of Integral, is responsible, along with Mr. Robinson for the development and implementation of corporate strategies. He is responsible for cash management of Integral and its subsidiaries.

         Prior to his engagement with Integral, Mr. Ince was a self-employed management consultant for a period of five years.

         Mr. Ince brings with him a background as a professional accountant and experience from management positions in finance and operations in several private companies. He has held significant equity positions in companies in various industries. He has consulted to both private and public companies in the areas of marketing and finance, as well as turn-around situations. Mr. Ince has been responsible for "team building" efforts to ensure that each project is brought to fruition on a timely basis.

         JACK PARSONS (DIRECTOR): Mr. Parsons' career began as a member of the US Army Special Forces from 1967-1981, serving in multiple countries, including Vietnam. From 1981 to 1987, Mr. Parsons served in numerous leadership roles with the Joint Communications Unit, including Requirements Manager for the Communications Enhancement Program for Joint Special Operations Forces. Following military retirement, as a program manager for Tracor Inc., Mr. Parsons established and managed the Field Technical Unit for the direct support to US Joint Special Operations Forces. In his role with Tracor, Mr. Parsons was responsible for the development and fielding of Light Weight Deployable Communications and Table Top Base Station for Special Forces' use. Mr. Parsons led the deployment of these systems in support of Operation Desert Storm.

         In 1991, Mr. Parsons established Wintec, Inc. to provide engineering development services to the government base, relying on his knowledge of government contract and procurement procedures. Wintec has secured, and continues to secure, multi-million dollar, multi-year contracts with the Department of Defense. In 1995, Mr. Parsons left Wintec and has since served as President of Integral's subsidiary, Emergent.


                 SIGNIFICANT EMPLOYEES, CONSULTANTS AND ADVISORS

ABRAHAM WEI: Mr. Wei, chairman of the board of Antek, serves as an advisor to Integral on a variety of issues relating to market opportunities, product manufacturing and ongoing corporate development of the company.

As the CEO and founder of Vpacket Communications, Inc., Mr. Wei brings 15 years of diverse business experience in engineering, manufacturing and sales in the networking industry. Mr. Wei has held various positions with increasing scope and responsibility over the past seven years at Ascend Communications, Inc., most recently as Vice President, Worldwide Sales Operations. Prior to that position, Mr. Wei was Vice President of Manufacturing Operations and managed Ascend's manufacturing operations throughout the Company's astronomical growth from $40.0 million in sales in 1994 to $1.2 billion in sales in 1997. As a former Director of Ascend Communications, Mr. Wei maintains a personal and professional relationship with the executive management of Ascend.

Mr. Wei holds an MBA from Pepperdine University and B.S. in Computer Science from the University of California, Berkley.

DAVID WASSOM (VICE-PRESIDENT OF WORLDWIDE SALES-ANTENNA PRODUCTS-ANTEK): The appointment of Mr. Wassom as Vice President Worldwide Sales is the first step in the implementation of an infrastructure which will provide for the commercialization of the Company's line of antenna products on a timely basis.

Mr. Wassom will assess the current status of the Company's antenna sales. He will focus on (1) those customers who have placed orders and are awaiting delivery; (2) potential customers who are in the process of testing the Company's antennas; and 3) those prospective customers who have expressed an interest in the antennas through the request of such information as performance, form factor and cost. In addition, Mr. Wassom will set up a sales force comprised of both full time sales representatives and sales agents. The territories to be covered initially will be North America and the Far East.

Mr. Wassom has over 11 years of experience in the electronics industry. Prior to joining the Integral team, Mr. Wassom was a Major Account Executive for TAARCOM, one of the oldest and most respected Manufacturer's Representatives in the San Francisco Bay Area. He was the recipient of the "Salesman of the Year" award at TAARCOM and participated in the creation of the sales and marketing tools used by a worldwide sales force.

During his 5 years at TAARCOM, Mr. Wassom was responsible for growing the sales in his territory from $100K to over $60M. At TAARCOM, he was the Worldwide Sales Manager responsible for Ascend Communications (acquired by Lucent Technologies), achieving sales growth with this TAARCOM customer from $19K to over $35M.

MR. JEFFRY PHILLIPS (VICE-PRESIDENT OF WORLDWIDE OPERATIONS-ANTENNA PRODUCTS ANTEK): Mr. Phillips is responsible for identifying market opportunities, and all operational issues relating to the manufacturing, distribution and productization of Integral's line of antenna products.

Mr. Phillips has over 18 years of successful experience in technology and product management within the wireless and wired industries. In addition, he has demonstrated a proven management ability to lead multi-functional teams in assessing market requirements, identifying technology applications to meet current and predicted market trends, and establishing product strategies and effective product roadmaps for business optimization.

As a former Managing Director of TRW Wireless Communications of Sunnyvale CA, Mr. Phillips successfully created a new ventures wireless unit within TRW. This wireless division developed, marketed, manufactured, and serviced the new line of anti-cellular fraud products, called PhonePrint. His key responsibility was executing the "spin-out" of this business unit from TRW, into a new entity now known as Corsair Communications. Corsair was capitalized by Kleiner Perkins Caulfield & Byers, and Sevin Rosen Funds. Within five months of the new business launch, Mr. Phillips captured the first major contract and sale ($10M) for Corsair, with AirTouch Communications. Mr. Phillips later went on to successfully develop strategic partner alliances with such companies as AirTouch, AT&T, NYNEX and PhilTel, for product development, field trial evaluations, and market acceptance in the U.S. and Asia.

DANIEL HARRELL (VICE PRESIDENT PRODUCT DEVELOPMENT AND OPERATIONS, ANTEK): Mr. Harrell is responsible for directing the daily activities of the development team, in its research and development activities, in order to meet the market needs. In addition, he is responsible for identification of new products, and subsequently moving them from the conceptual to production stage.

Mr. Harrell enjoyed a 17 year career with the US Army. In his 8 year engagement with HQ US Southcom, he was stationed in Panama. During his engagement as Site Commander, Project Officer and Intelligence Collector, he received the Joint Merious Service medal for outstanding performance during "Operation Just Cause" in Panama.

During his last 4 years in the military, Mr. Harrell was Director of Operations/Program Manager at HQ USA INSCOM, Ft. Belvoir, Virginia. In his capacity, he planned, executed and managed a $4 million annual budget to include a $1 million operational budget. He significantly improved resource utilization during a period of fiscal reduction and reduced manpower.

THOR LARSEN: (VICE PRESIDENT INTELLECTUAL PROPERTY INTEGRAL AND ANTEK): Mr. Larsen brings to Integral and specifically, its new antenna technologies, valuable insight into the potential role of these antennas in the telecommunications industry and the possibilities for its technological marriage with other evolving wireless technologies. Another role for Mr. Larsen will be to protect the proprietary nature of the new antenna technologies developed by Integral and its subsidiaries. He will assist Integral in drafting documents for patent applications.

Mr. Larsen's career with IBM began in 1962 after his graduation from Columbia University with a Masters of Science in Electrical Engineering. During his career with IBM, he has been involved in a variety of projects with the focus being on developing and implementing leading edge technologies which provide for advancements in the data communication industry. He has been granted eleven US patents. Since 1986, Mr. Larsen held the position of Senior Technical Staff Member at IBM. From 1995 until his retirement from IBM on February 28, 1999, he has been responsible for developing new application for IBM's silicon germanium technology in wireless and wired communications.

JOSEPH JENG: Mr. Jeng, a member of Antek's board of directors, serves as an advisor to Integral on a variety of issues, including electronic commerce and strategic planning. Mr. Jeng is a general partner at Atrix Investment, LLC, a private equity investment firm, where he specializes in electronic commerce and enabling technology sectors.

Mr. Jeng has several years of leadership experience in the technology sector, including global strategic planning. Mr. Jeng has founded or co-founded numerous companies, including Altatron, Inc., a leading electronics contract manufacturer, Ultron Inc., a PC workstation and component company, and Kentek Corporation. In addition, Mr. Jeng was the president of Digital Optics Inc. and was an executive at Spectra-Physics, Inc.

In addition to serving on Antek's board of directors, Mr. Jeng serves as the chairman of the board at Kentek, Altatron and eTrons and Uhere, which are electronic commerce companies. Mr. Jeng is a member of the board of Cashfac Ltd., a banking software and electronics communications network company, Advanced Telecommunication Components Ltd, Vista Land Development Corporation and vpacket.com.

Mr. Jeng received his B.S. from National Taiwan University. He received an M.A. in Physics and an M.B.A. from Harvard University.

RICHARD SLEZAK: Mr. Slezak continues to advise Integral on a variety of issues relating to market opportunities and ongoing corporate development of the Company.

Mr. Slezak manages the Enterprise Networking Unit product portfolio including routers, ATM, VPN and Enterprise Network Switch products worldwide for Lucent Technologies, Inc.

Prior to his engagement at Lucent, Mr. Slezak spent over twenty years at AT&T. In his last position there he had managed the Advanced Intelligent Networks business with annual revenues of over $600 million.

Mr. Slezak holds an MBA in International Business from the University of Pittsburgh and is an Advisory Board Member of Telecommunications Magazine.


           OWNERSHIP OF SECURITIES BY BENEFICIAL OWNERS AND MANAGEMENT

A.       Common Stock

         The following table sets forth, as of June 30, 2000 the stock ownership of each person known by Integral to be the beneficial owner of five percent or more of Integral's common stock, each Officer and Director individually and all Directors and Officers of Integral as a group. Each person is believed to have sole voting and investment power over the shares except as noted.

=============================================================================================================
Name and Address of                                  Amount and Nature of
Beneficial Owner (1)                              Beneficial Ownership(1)(2)         Percent of Class (3)
----------------------------------------------    --------------------------    -----------------------------
William S. Robinson (4)
#3 - 1070 West Pender St.
Vancouver, B.C. V6E 2N7                                    1,808,533                          6.8%
----------------------------------------------    --------------------------    -----------------------------
William A. Ince (5)
#3 - 1070 West Pender St.
Vancouver, B.C. V6E 2N7                                    1,763,333                          6.7%
----------------------------------------------    --------------------------    -----------------------------
James Smith
Route 4, Box E36
Bruceton Mills, WV  26330                                  1,857,140                          7.1%
----------------------------------------------    --------------------------    -----------------------------
Denzel Jack Parsons
209 Joy Lane
Bridgeport, WV  26330                                      1,120,000                          4.3%
==============================================    ==========================    =============================
All officers and directors of Integral as a
group (3 persons)                                          4,691,866                         17.5%
=============================================================================================================

(1) Unless otherwise indicated, all shares are directly beneficially owned and investing power is held by the persons named.

(2) Includes vested options beneficially owned but not yet exercised and outstanding. The table does not include the effects of conversion by Mr. Robinson and Mr. Ince of their shares of Series A Convertible Preferred Stock, which are convertible into shares of common stock at a conversion rate that varies with the market price of the common stock at the time of conversion. The conversion rate is determined by dividing the number of shares of Series A being converted by the average of the high and low bid prices of Integral's common stock reported by the OTC Bulletin Board over the ten trading days preceding the date of conversion. As of June 30, 2000 the conversion rate was $2.03, so the 442,197 shares of Series A owned by Mr. Robinson were convertible into 217,831 shares of common stock, and the 212,213 shares of Series A owned by Mr. Ince were convertible into 104,538 shares of common stock. The actual number of shares of common stock receivable by Messrs. Robinson and Ince upon conversion would depend on the actual conversion rate in effect at the time of conversion.

(3) Based upon 26,032,062 shares issued and outstanding, plus the amount of shares each person or group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights.

(4) Mr. Robinson is an officer and director of Integral and each of its subsidiaries. Beneficial ownership figure includes 350,000 shares underlying options granted but not yet exercised.

(5) Mr. Ince is an officer and director of Integral and each of its subsidiaries. Beneficial ownership figure includes 350,000 shares underlying options granted but not yet exercised.

B.       Series A Convertible Preferred Stock

         The following table sets forth, as of June 30, 2000, the stock ownership of each person known by Integral to be the beneficial owner of five percent or more of Integral's Series A Convertible Preferred Stock, each Officer and Director individually and all Directors and Officers of Integral as a group. Each person is believed to have sole voting and investment power over the shares except as noted.

=============================================================================================================
Name and Address of                                  Amount and Nature of
Beneficial Owner (1)                                Beneficial Ownership(1)          Percent of Class (2)
----------------------------------------------    --------------------------    -----------------------------
William S. Robinson (3)
#3 - 1070 West Pender St.
Vancouver, B.C.  V6E 2N7                                    442,197                            67.6%
----------------------------------------------    --------------------------    -----------------------------
William A. Ince (4)
#3 - 1070 West Pender St.
Vancouver, B.C.  V6E 2N7                                    212,213                            32.4%
==============================================    ==========================    =============================
All officers and directors of Integral as a
group (2 persons)                                           654,410                             100%
=============================================================================================================

(1) Unless otherwise indicated, all shares are directly beneficially owned and investing power is held by the persons named.

(2) Based upon 654,410 Series A Convertible Preferred shares issued and outstanding.

(3) Mr. Robinson is an officer and director of Integral and each of its subsidiaries.

(4) Mr. Ince is an officer and director of Integral and each of its subsidiaries.


                             EXECUTIVE COMPENSATION

(a)      General

         The following information discloses all plan and non-plan compensation awarded to, earned by, or paid to the executive officers of Integral for all services rendered in all capacities to Integral and its subsidiaries. No executive officer of Integral or its subsidiaries received a total annual salary and bonus exceeding $100,000 for the fiscal year ended June 30, 1999, or otherwise meets the reporting requirements of Item 402 of Regulation S-B.

(b)      Summary Compensation Table

         The following table The following table sets forth all compensation, including bonuses, stock option awards and other payments, paid or accrued by Integral and/or its subsidiaries, during the fiscal years ended June 30, 1999, 1998 and 1997 to or for Integral's Chief Executive Officer and each of the other executive officers of Integral.

                                                                Annual Compensation
                                              ------------------------------------------------------
              (a)                    (b)            (c)              (d)                (e)
             Name                                                                      Other
              And                   Year                                              Annual
           Principal                Ended         Salary            Bonus          Compensation
           Position                June 30          ($)              ($)                ($)
-------------------------------- ------------ ---------------- ---------------- --------------------
William S. Robinson, Director,      1999         $105,000            -0-                -0-
Chairman, CEO, Treasurer (n1)       1998         $ 90,000            -0-                -0-
                                    1997            -0-              -0-                -0-

William A. Ince,                    1999         $105,000            -0-                -0-
Director, President,                1998         $ 90,000            -0-                -0-
Secretary, (n2)                     1997         $ 32,476            -0-                -0-

         (n1) Pursuant to an employment agreement entered into between Integral and William Robinson, accrued salary for the fiscal year end June 30, 1999 was $105,000, of which no payments were made; and accrued salary for the fiscal year end June 30, 1998 was $90,000, of which no payments were made. Portions of Mr. Robinson's accrued salary were converted into shares common stock of Integral. In April 1999, Mr. Robinson received 333,333 shares of common stock in lieu of $50,000 salaries accrued in fiscal year ending June 30, 1998. Subsequent to fiscal year end, the balance of Mr. Robinson's accrued salary was converted into shares of Series A Convertible Preferred Stock. In September 1999, Mr. Robinson received 175,000 shares of Series A in lieu of $175,000 in accrued salaries. See, Item 4, Sales of Unregistered Securities, subparagraph (n).

         (n2) Pursuant to an employment agreement entered into between Integral and William Ince, accrued salary for the fiscal year end June 30, 1999 was $105,000, of which no payments were made; and accrued salary for the fiscal year end June 30, 1998 was $90,000, of which payments of $9,100 were made and $89,900 was accrued. Portions of Mr. Ince's accrued salary were converted into shares common stock of Integral. In April 1999, Mr. Ince received 333,333 shares of common stock in lieu of $50,000 salaries accrued in fiscal year ending June 30, 1998. Subsequent to fiscal year end, the balance of Mr. Ince's accrued salary was converted into shares of Series A Convertible Preferred Stock. In September 1999, Mr. Ince received 175,000 shares of Series A in lieu of $175,000 in accrued salaries. See, Item 4, Sales of Unregistered Securities, subparagraph (n).


                                                                 Long Term Compensation
                                                  ----------------------------------------------------
                                                                Awards                     Payouts
                                                  ------------------------------------ ---------------

              (a)                       (b)              (f)               (g)              (h)               (i)
              Name                                   Restricted
              And                     Year              Stock             Shares            LTIP           All Other
           Principal                  Ended           Award(s)          Underlying        Payouts         Compensation
            Position                 June 30             ($)             Options            ($)               ($)
------------------------------- ----------------- ------------------ ----------------- --------------- -------------------
William S. Robinson,                  1999               -0-           230,000(n1)           -0-               -0-
Chairman, CEO, Treasurer              1998               -0-               -0-               -0-               -0-
                                      1997               -0-             230,000             -0-               -0-

William A. Ince,  Director,           1999               -0-           230,000(n1)           -0-               -0-
President, Secretary,                 1998               -0-               -0-               -0-               -0-
                                      1997               -0-             230,000             -0-               -0-

         (n1) 1999 option figures include repriced options previously granted in 1997 and not yet exercised. See details in notes to the following table for Option/SAR Grants In Last Fiscal Year.

(c)      Option/SAR Grants in Last Fiscal Year

         The information provided in the table below provides information with respect to individual grants of stock options for the year ended June 30, 1999 to each of the executive officers named in the Summary Compensation Table above. Integral did not grant any stock appreciation rights for the year ended June 30, 1999.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                               Individual Grants

               (a)                        (b)                 (c)                 (d)                (e)
                                                           % of Total
                                       Number of          Options/SARS
                                       Securities          Granted to
                                       Underlying          Employees          Exercise or
                                      Options/SARs         in Fiscal           Base Price         Expiration
              Name                    Granted (#)          Year (n1)             ($/Sh)              Date
---------------------------------- ------------------- ------------------- ------------------- -----------------
William S. Robinson, Chairman,        230,000(n2)            10.1%                $.15             01/30/01
CEO, Treasurer

William A. Ince, Director,            230,000(n3)            10.1%                $.15             01/30/01
President, Secretary

         (n1) The percentage of total options granted (1,635,000) and repriced (630,000) in the fiscal year is based upon all options granted to eligible participants, which includes officers, directors, employees, consultants and advisors, under Integral's employee stock option plan in fiscal 1999.

         (n2) William S. Robinson: Reflects repricing of 230,000 options granted on January 31, 1997, with an original exercise price of $.50 per share, repriced to $.15 per share on January 13, 1999. The options are fully vested. Subsequent to fiscal year end, on August 10, 1999, Mr. Robinson was granted 120,000 options under Registrant's employee stock option plan at an exercise price of $.23, expiring on January 30, 2001, which options are not reflected in the above chart.

         (n3) William A. Ince: Reflects repricing of 230,000 options granted on January 31, 1997, with an original exercise price of $.50 per share, repriced to $.15 per share on January 13, 1999. The options are fully vested. Subsequent to fiscal year end, on August 10, 1999, Mr. Ince was granted 120,000 options under Registrant's employee stock option plan at an exercise price of $.23, expiring on January 30, 2001, which options are not reflected in the above chart.

(d) Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

         The information provided in the table below provides information with respect to each exercise of stock options during most recent fiscal year by the executive officers named in the Summary Compensation Table and the fiscal year end value of unexercised options.

           (a)                  (b)             (c)                 (d)                         (e)
                                                                 Number of                    Value of
                                                           Securities Underlying            Unexercised
                                                                Unexercised                 In-the-Money
                                                              Options/SARs at             Options/SARs at
                               Shares          Value             FY-End (#)                  FY-End($)
                            Acquired on      Realized           Exercisable/                Exercisable/
          Name              Exercise (#)      ($)(n1)          Unexercisable             Unexercisable(n1)
-------------------------- --------------- -------------- ------------------------- -----------------------------
William S. Robinson             -0-             -0-             230,000/-0-                 $25,300/-0-
Director, Chairman, CEO,
Treasurer

William A. Ince                 -0-             -0-             230,000/-0-                 $25,300/-0-
Director, President,
Secretary,

         (n1) The aggregate dollar values in columns (c) and (e) are calculated by determining the difference between the fair market value of the common stock underlying the options and the exercise price of the options at exercise or fiscal year end, respectively. In calculating the dollar value realized upon exercise, the value of any payment of the exercise price is not included.

(e)      Long-Term Incentive Plans ("LTIP") - Awards in Last Fiscal Year

         This table has been omitted, as no executive officers named in the Summary Compensation Table above received any awards pursuant to any LTIP during fiscal 1999.

(f)      Compensation of Directors

         No compensation was paid by Integral to its Directors for any service provided as a Director during the fiscal year ended June 30, 1999. There are no other formal or informal understandings or arrangements relating to compensation; however, Directors may be reimbursed for all reasonable expenses incurred by them in conducting Integral's business. These expenses would include out-of-pocket expenses for such items as travel, telephone, and postage.

(g)      Employment Contracts and Termination of Employment and
         Change-in-Control Arrangements

         Integral has entered into employment agreements with William S. Robinson and William A. Ince. The term of both employment contracts is for five years beginning July 1, 1997 and ending June 30, 2002. Pursuant to each agreement, annual salary to each of William Robinson and William Ince is as follows:

                   July 1, 1997 to June 30, 1998        $ 90,000
                   July 1, 1998 to June 30, 1999        $105,000
                   July 1, 1999 to June 30, 2000        $120,000
                   July 1, 2000 to June 30, 2001        $120,000
                   July 1, 2001 to June 30, 2002        $120,000

         Pursuant to the employment agreements, in the event Integral terminates the employment of the executive without cause, then the executive shall be entitled to severance pay equal to twelve month's base salary based on the base salary then in effect at the termination. In addition, the employment agreements provide that in the event Integral is indebted to the executive for a minimum of three months salary, the executive shall have the option to convert such unpaid salary into shares of common stock of Integral at market price (average daily closing over the previous month).

         Integral's Board of Directors has complete discretion as to the appropriateness of (a) key-man life insurance, (b) obtaining officer and director liability insurance, (c) employment contracts with and compensation of executive officers and directors, (d) indemnification contracts, and (e) incentive plan to award executive officers and key employees.

         Integral's Board of Directors is responsible for reviewing and determining the annual salary and other compensation of the executive officers and key employees of Integral. The goals of Integral are to align compensation with business objectives and performance and to enable Integral to attract, retain and reward executive officers and other key employees who contribute to the long-term success of Integral. Integral intends to provide base salaries to its executive officers and key employees sufficient to provide motivation to achieve certain operating goals. Although salaries are not specifically tied into performance, incentive bonuses may be available to certain executive officers and key employees. In the future, executive compensation may include without limitation cash bonuses, stock option grants and stock reward grants.

(h)      Employee Benefit and Consulting Services Compensation Plan

         On February 20, 1997, Integral adopted an employee benefit and consulting services compensation plan (the "Plan"), which, as amended, covers up to 15% of the shares of Integral's outstanding common stock on any given date. Under the Plan, Integral may issue common stock and/or options to purchase common stock to certain officers, directors and employees and consultants of Integral and its subsidiaries. The purpose of the Plan is to promote the best interests of Integral and its shareholders by providing a means of non-cash remuneration to eligible participants who contribute to operating progress and earning power of Integral. The Plan is administered by Integral's Board of Directors or a committee thereof which has the discretion to determine from time to time the eligible participants to receive an award; the number of shares of stock issuable directly or to be granted pursuant to option; the price at which the option may be exercised or the price per share in cash or cancellation of fees or other payment which Integral or its subsidiaries is liable if a direct issue of stock and all other terms on which each option shall be granted. As of the fiscal year ended June 30, 1999, options to acquire 3,300,000 shares covered by the Plan were outstanding, all at exercise prices ranging from $.15 to $2.00 per share, and are fully vested, including grants to the following Officers and Directors of Integral to acquire the number of shares indicated: William S. Robinson, 230,000 options at $0.15 per share; and William A. Ince, 230,000 options at $0.15 per share.

         Shares of common stock issued pursuant to the Plan are deemed to be issued pursuant to Rule 701 of the Securities Act of 1933 and are restricted securities as defined in Rule 144(a)(3) of the Securities Act of 1933. Ninety days after the effective date of this registration statement, participants in the Plan, including affiliates, may sell their shares in accordance with the exemption provided by Rule 701 without being bound by the one year holding period under Rule 144(d).


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

(a) On February 16, 1996, in connection with the formation of Integral, the following affiliates were issued shares of common stock.

         Name                           Shares                  Consideration Received
         ----                           ------                  ----------------------
         William A. Ince                1,500,000               services valued at $15,000
         William S. Robinson            1,500,000               cash of $10,000 and services valued at $5,000
         Dr. James E. Smith             1,500,000               services valued at $15,000

(b) Between July 1996 and October 1996, Integral issued 175,000 shares to each of Dr. James Smith and Denzel Jack Parsons, each being affiliates of Integral. These shares were issued for cash at a price of approximately $.11 per share. These transactions were exempt from Registration under Section 504 of Regulation D of the Securities Act of 1933, as amended.

(c) Pursuant to an agreement and plan of reorganization between Integral and Integral Vision, pursuant to which Integral Vision became a wholly-owned subsidiary of Integral, Dr. James Smith was issued 57,140 shares of common stock of Integral in exchange for his 57.14% interest in Integral Vision.

(d) In February 1997, in anticipation of Integral acquiring a controlling interest in Emergent, Integral issued 1,800,000 shares of Common Stock, all of which were held in escrow. Prior to closing, Integral agreed to release to Denzel Jack Parsons 300,000 shares. Upon closing of the acquisition in April 1999, 300,000 shares were delivered to Dr. James E. Smith, and 1,200,000 shares were delivered to Denzel Jack Parsons.

(e) Dr. James E. Smith is a significant shareholder of Integral. He is a professor of West Virginia University ("WVU"). Dr. Smith is also the sole shareholder of Integral Concepts. Integral is a party to various agreements with Integral Concepts, WVU and the West Virginia University Research Corporation ("WVURC").

         On April 12, 1994, WVURC granted an exclusive license to Integral
Concepts: (1) to manufacture CTHAs and to license others to do so; and (2) to sublicense others to manufacture, market, sell copies of, license and distribute CTHAs. The consideration for the license was: (1) $1.00 and (2) a royalty of $3,000 per year or 10% of the net revenues received by Integral Concepts whichever is greater.

         On January 2, 1996, Integral Concepts entered into a sublicense with Registrant's subsidiary, Emergent, wherein Integral Concepts granted to Emergent the exclusive worldwide right to manufacture, sell copies of, sublicense to and distribute the process and equipment related to the design, construction and operation of the CTHA and to further sublicense to others the rights to manufacture, sell copies of, license and distribute the same, to military and government applications worldwide. The term of the license agreement granted by Integral Concepts is perpetual and requires the payment of a minimum annual royalty of $3,000. Further, Emergent will pay a minimum annual royalty of 10% of the net royalties derived from sales, licenses or sublicenses of the CTHA technology with a credit for the minimum royalty.


                             SELLING SECURITYHOLDERS

The following table provides certain information with respect to the selling shareholders' beneficial ownership of our common stock as of June 27, 2000, and as adjusted to give effect to the sale of all of the shares offered hereby. To the best of our knowledge, none of the selling shareholders currently is an affiliate of ours, and none of them has had a material relationship with us during the past three years. None of the selling shareholders are or were affiliated with registered broker-dealers. See "Plan of Distribution." The selling shareholders possess sole voting and investment power with respect to the securities shown.

                                                                                   SHARES
                                                            MAXIMUM                BENEFICIALLY
                                        SHARES              SHARES                 OWNED AFTER
                                        BENEFICIALLY        OFFERED IN             OFFERING(2)
NAME OF SELLING                         OWNED PRIOR         OFFERING               -------------
SECURITYHOLDER                          TO OFFERING(1)      NUMBER             NUMBER          PERCENT
--------------                          ---------------     -----------       --------         -------
Swartz Private Equity, LLC                   12,495,000      12,495,000              0               0

Donald R. Sheldon                             1,500,000       1,500,000              0               0

Sundar Nari LLC                               1,500,000       1,500,000              0               0

Guardian Capital Ventures Ltd.                  180,000         180,000              0               0

Regulus Capital Corporation                     300,000         300,000              0               0

David Vandy                                     189,000          75,000        114,000               *

Pamela Vandy                                    575,250         150,000        425,250            1.01%

Carmen Aisentat                                  60,000          60,000              0               0

Sandi Wahlroth                                   30,000          30,000              0               0

Gus Wahlroth                                     30,000          30,000              0               0

Patrick Robinson                                150,000         150,000              0               0

          (1) Represents the maximum number of shares of common stock that we may sell to Swartz in connection with the investment agreement, shares issuable to Swartz upon exercise of its common stock commitment warrant and upon the exercise by Swartz of the maximum number of purchase warrants issuable in connection with the investment agreement. Represents common stock held by other selling securityholders or issuable upon exercise of warrants held by such selling securityholders. It is expected that neither Swartz nor other selling securityholders will own beneficially more than 9.9% of our outstanding common stock at any time.

         (2) Assumes that all shares being registered for resale will be resold by the selling shareholders and none will be held by the selling shareholders for their own accounts.

         * represents less than 1% of outstanding shares of Integral common stock.

         We are registering the shares for resale by the selling securityholders in accordance with registration rights granted to the selling securityholders. We will pay the registration and filing fees, printing expenses, listing fees, blue sky fees, if any, and fees and disbursements of our counsel in connection with this offering, but the selling securityholders will pay any underwriting discounts, selling commissions and similar expenses relating to the sale of the shares, as well as the fees and expenses of their counsel. In addition, we have agreed to indemnify the selling securityholders and certain affiliated parties, against certain liabilities, including liabilities under the Securities Act, in connection with the offering. Certain selling securityholders have agreed to indemnify Integral against certain losses. Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors or officers, or persons controlling the company, the company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

THE INVESTMENT AGREEMENT

         On May 11, 2000 we entered into an Investment Agreement and a Registration Rights Agreement with Swartz Private Equity, LLC ("Swartz"). Pursuant to the terms of the Investment Agreement, we may, in our sole discretion and subject to certain restrictions, periodically sell ("Put") shares of Integral's common stock for up to $25,000,000 to Swartz, beginning on the effective registration of such Put shares and continuing for a period of thirty-six (36) months thereafter. The Investment Agreement allows us to choose to sell common stock to Swartz at times which we decide are advantageous. The Investment Agreement is not a debt instrument. Any Put exercised by us is the sale of common stock and not a loan.

PUT RIGHTS. An advance put notice must be delivered to Swartz at least ten business days prior to the date that we intend to sell the common stock to Swartz. The advance put notice must state the put date as well as the number of shares of common stock that we intend to put to Swartz. At our option, the notice may also state a minimum purchase price per share which cannot be greater than 80% of the closing bid price of our common stock on the date of the advance put notice.

         After the registration statement to which this prospectus relates is declared effective, the number of shares of common stock sold to Swartz in a put may not exceed the lesser of (I) the maximum put amount set forth in our Advance Put Notice; (ii) $2,000,000 worth of common stock; (iii) 15% of the aggregate reported trading volume of our common stock, excluding block trades of 20,000 or more shares of our common stock, during the 20 business days after the date of our put notice, excluding any trading days in which the common stock trades below a minimum price, if any, that we specify in our put notice; (iv) 15% of the aggregate daily reported trading volume of our common stock, excluding block trades of 20,000 or more shares of our common stock, during the 20 business days before the put date; or (v) a number of shares that, when added to the number of shares acquired by Swartz under the investment agreement during the 31 days preceding the put date, would exceed 9.99% of our total number of shares of common stock outstanding (as calculated under Section 13(d) of the Securities Exchange Act of 1934).

PUT PRICE. The purchase price for the Put Shares will be equal to the lesser of the Market Price for such Put minus $.25 or 91% of the Market Price (lowest closing bid price for the Common Stock on the principal market during the twenty day pricing period following the date of the Put Notice), but in no event can it be less than our designated minimum put share price, if any, as set forth in the Advance Put Notice.

WARRANTS. At the time of each Put, Swartz will be issued a Purchase Warrant which will give the holder the right to purchase up to ten percent (10%) of the number of Put shares issued to Swartz in that Put. Each Purchase Warrant will be exercisable at a price equal to 110% of the Market Price for such put. Each Purchase Warrant will be immediately exercisable and will terminate on a date which is five years after the date of issuance. The terms of the Purchase Warrants allow for a non-cash exercise (so long as the shares underlying the warrants are not registered pursuant to an effective registration statement). The shares underlying the Commitment Warrants are being registered pursuant to the registration statement to which this Prospectus relates.

COMMITMENT WARRANTS. In partial consideration of the Investment Agreement, we issued warrants to Swartz (the "Commitment Warrants") to purchase 495,000 shares of our Common Stock. The Commitment Warrants are currently exercisable at the price of $1.306 per share. Each Commitment Warrant is immediately exercisable and terminates five years after the date of issuance. The shares underlying the Commitment Warrants are being registered pursuant to the registration statement to which this Prospectus relates.

SHORT SALES. Swartz and its affiliates are prohibited from engaging in short sales of our Common Stock unless they have received a Put Notice and the amount of shares involved in a short sale does not exceed the number of shares specified in the Put Notice.

CANCELLATION OF PUTS. We must cancel a particular put if between the date of the advance put notice and the last day of the pricing period:

- we discover an undisclosed material fact relevant to a shareholder's investment decision;

- the registration statement registering resales of the Common Shares becomes ineffective; or

- shares are delisted from the then primary exchange.

The pricing period for that Put shall end as of the preceding business day, and the Put shall remain effective for the shortened pricing period.

NON-USAGE FEE. If we have not put a minimum of $1,000,000 in aggregate Put Dollar Amount during any six month period of time during the term of the Investment Agreement, we will be required to pay Swartz a non-usage fee equal to the difference of $100,000 minus 10% of the aggregate Put Dollar Amount of the Put Shares put to Swartz during such six month period. In the event that we deliver a termination notice to Swartz or an automatic termination occurs, we must pay Swartz a termination fee the greater of the non-usage fee for the applicable period or the difference of $200,000 minus 10% of the aggregate Put Dollar Amount of the Put Shares put to Swartz during all Puts to such date.

SHAREHOLDER APPROVAL. We may issue more than 20% of our outstanding shares. If we become listed on the Nasdaq Small Cap Market or Nasdaq National Market, then we must get shareholder approval to issue more than 20% of our outstanding shares. Since we are currently a bulletin board company, we do not need shareholder approval.

TERMINATION OF INVESTMENT AGREEMENT. We may also terminate our right to initiate further puts or terminate the Investment Agreement by providing Swartz with notice of such intention to terminate; however, any such termination will not affect any other rights or obligations we have concerning the Investment Agreement or any related agreement.

RESTRICTIVE. During the term of the Investment Agreement and for a period of six months thereafter, we are prohibited from certain transactions. These include the issuance of any equity securities in a private transaction, or any debt in a private transaction which are convertible or exercisable into shares of Common Stock at a price based on the trading price of the Common Stock. We are also prohibited from entering into any private equity line type agreements similar to the Investment Agreement without obtaining Swartz's prior written approval.

RIGHT OF FIRST REFUSAL. Swartz has a right of first refusal to purchase equity securities offered by us in a private transaction or any debt securities in a private transaction which closes on or prior to six (6) months after the termination of the Investment Agreement.

SWARTZ'S RIGHT OF INDEMNIFICATION. We are obligated to indemnify Swartz (including their stockholders, officers, directors, employees and agents) from all liability and losses resulting from any misrepresentations or breaches we made in connection with the Investment Agreement, our Registration Rights Agreement, other related agreements or the registration statement.


                              PLAN OF DISTRIBUTION

         Each selling shareholder is free to offer and sell his or her common shares at such times, in such manner and at such prices as he or she may determine. The types of transactions in which the common shares are sold may include transactions in the over-the-counter market (including block transactions), negotiated transactions, the settlement of short sales of common shares or a combination of such methods of sale. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling shareholders have advised us that they have not entered into agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares. The selling shareholders do not have an underwriter or coordinating broker acting in connection with the proposed sale of the common shares.

         The selling shareholders may sell their shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders. They may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Swartz is, and each remaining selling shareholder and any broker-dealer that assists in the sale of the common stock may be deemed to be, an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Any commissions received by such broker-dealers and any profit on the resale of the common shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions.

         Because Swartz is and the remaining selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act, the selling shareholders will be subject to prospectus delivery requirements.

         We have informed the selling shareholders that the anti-manipulation rules of the SEC, including Regulation M promulgated under the Securities and Exchange Act, may apply to their sales in the market and has provided the selling shareholders with a copy of such rules and regulations.

         Selling shareholders also may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

         We are responsible for all costs, expenses and fees incurred in registering the shares offered hereby. The selling shareholders are responsible for brokerage commissions, if any, attributable to the sale of such securities.

                            DESCRIPTION OF SECURITIES

(a)      Capital Stock

         Integral is presently authorized to issue 50,000,000 shares of its common stock, with a par value of $0.001 per share, and 20,000,000 shares of Preferred Stock, $.001 par value, of which 1,000,000 have been designated as Series A Convertible Preferred. As of March 31, 2000, 22,879,562 shares of common stock are issued and outstanding, and 654,410 Series A Convertible Preferred shares are issued and outstanding.

(b)      Common Stock

The holders of the common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. Shares of common stock do not carry cumulative voting rights and, therefore, a majority of the outstanding shares of common stock will be able to elect the entire Board of Directors and, if they do so, minority shareholders would not be able to elect any members to the Board of Directors.

         Shareholders of Integral have no preemptive rights to acquire additional shares of common stock or other securities. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of Integral, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities.

         The outstanding shares of common stock are fully paid and non-assessable. There are no outstanding options, warrants or rights to purchase shares of Integral's common stock, other than disclosed in this Registration Statement.

(c)      Preferred Stock

         Integral's Articles of Incorporation authorize Integral to issue 20,000,000 shares of preferred stock, $.001 par value. The preferred stock may be divided into and issued in one or more series as may be determined by resolution of the board of directors. The board of directors is authorized, without any further action by the shareholders, to determine dividend rates, liquidation preferences, redemption provisions, sinking fund provisions, conversion rights, voting rights, and other rights, preferences, privileges and restrictions of any wholly unissued series of preferred stock and the number of shares constituting any such series. In addition, such preferred stock could have other rights, including voting and economic rights senior to the common stock so that the issuance of such preferred stock could adversely affect the market value of the common stock. The creation of one or more series of preferred stock also may have the effect of delaying, deferring or preventing a change in control of Integral without any action by shareholders.

              Integral has designated 1,000,000 of the shares of preferred stock as Series A Convertible Preferred Stock, of which 654,410 shares have been issued. Each share of Series A:

           o  has a stated value and liquidation preference of $1.00;

           o has a 5% annual dividend, payable in cash or shares of common stock;

           o may be converted into shares of common stock (determined by dividing the number of shares of Series A being converted by the average of the high and low bid prices of Integral's common stock reported by the OTC Bulletin Board over the ten trading days preceding the date of conversion);

           o may be redeemed by Integral within one year after issue at $1.50, after one year but less than two years at $2.00, after two years but less than three years at $2.50, after three years but less than four years at $3.00, and after four years but less than five years at $3.50;

           o  may be voted on all matters on an as-converted basis; and

           o may be voted as a class on any merger, share exchange, recapitalization, dissolution, liquidation or change in control of Integral.

         The details of the dividend rates, liquidation preferences, redemption provisions, conversion rights, voting rights, and other rights, preferences, privileges and restrictions are set forth in the "Designation of Rights and Preferences of Series A Convertible Preferred Stock," that was filed as an amendment to Integral's Articles of Incorporation on November 8, 1999.


                                  LEGAL MATTERS

         The validity of the securities offered by the prospectus is being passed upon for the company by the law firm of Futro & Trauernicht LLC, attorneys and counselors at law, 1401 17th Street, Suite 1150, Denver, CO 80202.

            INDEMNIFICATION DISCLOSURE FOR SECURITIES ACT LIABILITIES

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the company pursuant to the Nevada General Corporation Law or the provisions of the company's Articles of Incorporation, as amended, or Bylaws, or otherwise, the company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for the indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

         None.




                       WHERE YOU CAN FIND MORE INFORMATION

         We file reports and other information with the Securities and Exchange Commission (the "Commission). You may read and copy any document we file at the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the Commission at Seven World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call 1-800-SEC-0330 for further information concerning the Public Reference Room. Our filings also are available to the public from the Commission's website at www.sec.gov.

         We are not required to deliver an annual report to shareholders; however, upon request, we will provide at no cost to our shareholders, annual reports containing audited financial statements.

         You may request a copy of these filings, at no cost, by writing or calling us at:

                              FINANCIAL STATEMENTS

         The audited financial statements of the company as of June 30, 1999, June 30, 1998 and June 30, 1997 included in this prospectus have been audited by Pannell Kerr Forster, Vancouver, Canada, an independent public accounting firm, as indicated in its report thereto, and are included herein in reliance upon the authority of Pannell Kerr Forster, as experts in accounting and auditing and in giving said reports.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        ----
Report of Independent Accountants ..................................................... F-2

Consolidated Balance Sheets, June 30, 1999  and 1998 .................................. F-3

Consolidated Statements of Operations, Years ended
June 30, 1999, 1998 and 1997 and period from February 12, 1996
(inception) through June 30, 1999 ..................................................... F-4

Consolidated Statements of Shareholders' Equity (Deficiency), Years
ended June 30, 1999, 1998 and 1997 and period from
February 12, 1996 (inception) through June 30, 1996 ................................... F-5

Consolidated Statements of Cash Flows, Years ended
June 30, 1999, 1998 and 1997 and period from February 12, 1996
(inception) through June 30, 1999 ..................................................... F-6

Notes to Consolidated Financial Statements, Years ended
June 30, 1999, 1998 and 1997 and period from February 12, 1996
(inception) through June 30, 1999 ..................................................... F-7

Report of Independent Accountants ..................................................... F-18

Consolidated Balance Sheets June 30, 1999 and March 31, 2000
and 1999 (unaudited) .................................................................. F-19

Consolidated Statements of Income (Loss) from inception (February 16,
1996) to March 31, 2000 (unaudited) and for the three months ended March 31, 2000 and 1999 (unaudited) and for the nine months ended March 31, 2000 and 1999 (unaudited) ............................................. F-20

Consolidated  Statements of Changes in Stockholders' Equity for the
period ended March 31, 2000 (unaudited) ............................................... F-21

Consolidated Statements of Cash Flows from Inception
(February 16, 1996) to March 31, 2000 (unaudited) and for the nine months ended March 31, 2000 and 1999 (unaudited) ...................................... F-22

Notes to Consolidated Financial Statements (unaudited) ................................ F-23

INTEGRAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 1999 AND 1998
(U.S. DOLLARS)


                        REPORT OF INDEPENDENT ACCOUNTANTS


TO THE DIRECTORS AND SHAREHOLDERS OF
INTEGRAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

We have audited the accompanying consolidated balance sheets of Integral Technologies, Inc. (A Development Stage Company) as of June 30, 1999 and 1998 and the related consolidated statements of operations, stockholders' equity (deficiency) and cash flows for each of the years ended June 30, 1999, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as at June 30, 1999 and 1998 and the consolidated results of their operations and cash flows for each of the years ended June 30, 1999, 1998 and 1997 in conformity with generally accepted accounting principles in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2 to the consolidated financial statements, the Company has minimal capital resources available and has incurred substantial losses to June 30, 1999. The Company must obtain additional financing to meet its cash flow requirements. These matters raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that may result from the outcome of these uncertainties.

The financial statements of the Company for the period from February 12, 1996 (inception) through June 30, 1996 were audited by other auditors. We have compiled the cumulative amounts for the period from February 12, 1996 (inception) to June 30, 1999 from audited financial statements for the period from February 12, 1996 (inception) to June 30, 1996 and the audited consolidated financial statements for the years ended June 30, 1999, 1998 and 1997.




/s/ Pannell Kerr Forster

Chartered Accountants

Vancouver, Canada
November 4, 1999

INTEGRAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS
JUNE 30, 1999 AND 1998
(U.S. DOLLARS)


                                                                            1999             1998
                                                                        -----------      -----------
ASSETS

CURRENT

  Cash                                                                  $       647      $       480
  Due from affiliated company                                                     0          116,000
                                                                        -----------      -----------

TOTAL CURRENT ASSETS                                                            647          116,480
PROPERTY AND EQUIPMENT (note 6)                                              42,238           21,796
INVESTMENT IN AND ADVANCES TO AFFILIATED COMPANY                                  0          750,000
LICENSE AGREEMENTS AND INTANGIBLES (notes 5 and 7)                        1,622,928            8,254
                                                                        -----------      -----------

TOTAL ASSETS                                                            $ 1,665,813      $   896,530
                                                                        ===========      ===========

LIABILITIES

CURRENT

  Accounts payable and accruals (note 10)                               $   544,511      $   326,544
  Due to West Virginia University Research Corporation (note 14)            397,296          397,296
  Due to officers and directors                                                   0           33,229
  Due to minority interest (note 5)                                          79,412                0
  Liability to stockholder                                                        0           25,000
                                                                        -----------      -----------

TOTAL CURRENT LIABILITIES                                                 1,021,219          782,069
LONG-TERM DEBT (note 8)                                                     376,170          396,029
                                                                        -----------      -----------

TOTAL LIABILITIES                                                         1,397,389        1,178,098
                                                                        -----------      -----------

CONTINGENCY (note 14)

STOCKHOLDERS' EQUITY (DEFICIENCY) (note 9)

PREFERRED STOCK, $0.001 Par Value, 20,000,000 shares authorized, no shares issued and outstanding

COMMON STOCK AND PAID IN CAPITAL IN EXCESS OF $0.001 PAR VALUE

  50,000,000 Shares authorized
  22,087,062 (1998 - 14,375,396) issued and outstanding                   4,016,267        1,786,630

PROMISSORY NOTES RECEIVABLE (note 9)                                       (284,068)               0

OTHER COMPREHENSIVE INCOME                                                   44,679           36,235

DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE                         (3,508,454)      (2,104,433)
                                                                        -----------      -----------

TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)                                     268,424         (281,568)
                                                                        -----------      -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)                 $ 1,665,813      $   896,530
                                                                        ===========      ===========


                 See notes to consolidated financial statements.

INTEGRAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED JUNE 30, 1999, 1998 AND 1997 AND PERIOD FROM FEBRUARY 12, 1996 (INCEPTION) THROUGH JUNE 30, 1999
(U.S. DOLLARS)


                                                                                           PERIOD FROM
                                                                                           FEBRUARY 12,
                                                                                              1996
                                      YEAR ENDED        YEAR ENDED        YEAR ENDED       (INCEPTION)
                                        JUNE 30,          JUNE 30,         JUNE 30,          THROUGH
                                         1999              1998              1997         JUNE 30, 1999
                                     ------------      ------------      ------------     -------------
EXPENSES

  Interest on beneficial
    conversion feature (note 12)     $    566,456      $          0      $          0      $    566,456
  Consulting                              214,068           233,317            97,434           612,995
  Salaries                                280,600           233,759                 0           514,359
  Legal and accounting                    106,051            79,091            59,391           247,901
  Research and development                 64,521           258,384           356,118           908,114
  Bank charges and interest, net           55,760            41,385            39,726           136,343
  Travel and entertainment                 34,085            93,043           118,372           267,390
  Telephone                                26,341            42,319            35,269           103,929
  General and administrative               20,656            54,284            51,505           141,337
  Rent                                     18,905            26,095            17,631            69,354
  Advertising                               7,615            39,885            36,631            84,131
  Write-down of license and
    operating assets (note 5(a))                0           424,654                 0           424,654
  Depreciation and amortization             8,963            14,000            10,140            34,334
                                     ------------      ------------      ------------      ------------


LOSS BEFORE EXTRAORDINARY ITEM         (1,404,021)       (1,540,216)         (822,217)       (4,111,297)

EXTRAORDINARY ITEM

  Cancellation of debt (note 8)                 0           602,843                 0           602,843
                                     ------------      ------------      ------------      ------------

NET LOSS FOR PERIOD                  $ (1,404,021)     $   (937,373)     $   (822,217)     $ (3,508,454)
                                     ============      ============      ============      ============

LOSS PER COMMON SHARES
  BEFORE EXTRAORDINARY ITEM          $      (0.08)     $      (0.12)     $      (0.09)

EXTRAORDINARY ITEM PER COMMON
  SHARE                                      0.00              0.05               0.0
                                     ------------      ------------      ------------

NET LOSS PER COMMON SHARE            $      (0.08)     $      (0.07)     $      (0.09)
                                     ============      ============      ============

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING            17,285,785        12,343,346         8,894,110
                                     ============      ============      ============


                 See notes to consolidated financial statements.

INTEGRAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
YEARS ENDED JUNE 30, 1999, 1998 AND 1997 AND PERIOD FROM FEBRUARY 12, 1996 (INCEPTION) THROUGH JUNE 30, 1996
(U.S. DOLLARS)


                                                                                                             PERIOD FROM
                                                                                                             FEBRUARY 12,
                                                                                                                1996
                                                       YEAR ENDED        YEAR ENDED        YEAR ENDED        (INCEPTION)
                                                        JUNE 30,          JUNE 30,          JUNE 30,           THROUGH
                                                          1999              1998              1997          JUNE 30, 1996
                                                      ------------      ------------      ------------      -------------
SHARES OF COMMON STOCK ISSUED
  Balance, beginning of year                            12,575,396        11,750,000         6,000,000                 0
  Issued for
    Cash                                                   200,000           825,396         5,086,000         1,000,000
    Exercise of stock options                              445,000                 0                 0                 0
    Promissory note                                      1,683,789                 0                 0                 0
    Settlement of lawsuit                                  150,000                 0                 0                 0
    Property and equipment (to officers
      and directors)                                             0                 0                 0         1,500,000
    Services (provided by officers and
      directors)                                           666,666                 0                 0         2,000,000
    Services                                               250,000                 0           564,000         1,500,000
    Conversion of convertible debenture                  3,869,120                 0                 0                 0
    Acquisition of subsidiary                            1,800,000                 0           100,000                 0
    Held in escrow                                         447,091                 0                 0                 0
                                                      ------------      ------------      ------------      ------------
  Balance, end of year                                  22,087,062        12,575,396        11,750,000         6,000,000
                                                      ============      ============      ============      ============
COMMON STOCK AND PAID-IN CAPITAL IN EXCESS OF PAR
  Balance, beginning of year                          $  1,786,630      $  1,214,630      $     60,000      $          0
  Issued for
    Cash                                                    50,000           650,000           865,514            10,000
    Exercise of stock options                               80,500                 0                 0                 0
    Promissory notes receivable                            252,568                 0                 0                 0
    Settlement of lawsuit                                   15,000                 0                 0                 0
    Property and equipment (to officers
      and directors                                              0                 0                 0            15,000
    Services (provided by officers and
      directors)                                           100,000                 0                 0            20,000
    Share issue costs                                     (100,500)          (78,000)          (48,920)                0
    Services                                                50,000                 0            63,036            15,000
    Conversion of convertible debenture                    525,813                 0                 0                 0
    Acquisition of subsidiary                              619,200                 0           275,000                 0
    Stock option compensation benefit                       70,600                 0                 0                 0
    Interest on beneficial conversion                      566,456                 0                 0                 0
                                                      ------------      ------------      ------------      ------------
  Balance, end of year                                $  4,016,267      $  1,786,630      $  1,214,630      $     60,000
                                                      ============      ============      ============      ============
PROMISSORY NOTES RECEIVABLE
  Balance, beginning of year                          $          0      $          0      $          0      $          0
  Issued during year                                      (284,068)                0                 0                 0
                                                      ------------      ------------      ------------      ------------
  Balance, end of year                                $   (284,068)     $          0      $          0      $          0
                                                      ============      ============      ============      ============
OTHER COMPREHENSIVE INCOME
  Balance, beginning of year                          $     36,235      $     11,375      $     (1,226)     $          0
  Foreign currency translation                               8,444            24,860            12,601            (1,226)
                                                      ------------      ------------      ------------      ------------
  Balance, end of year                                $     44,679      $     36,235      $     11,375      $     (1,226)
                                                      ============      ============      ============      ============
DEFICIT ACCUMULATED DURING
  DEVELOPMENT STAGE
  Balance, beginning of year                          $ (2,104,433)     $ (1,167,060)     $   (344,843)     $          0
  Net loss for year                                     (1,404,021)         (937,373)         (822,217)       (3,508,454)
                                                      ------------      ------------      ------------      ------------
  Balance, end of year                                $ (3,508,454)     $ (2,104,433)     $ (1,167,060)     $ (3,508,454)
                                                      ============      ============      ============      ============
TOTAL SHAREHOLDERS' EQUITY (DEFICIENCY)               $    268,424      $   (281,568)     $     58,945      $ (3,449,680)
                                                      ============      ============      ============      ============


                 See notes to consolidated financial statements.

INTEGRAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED JUNE 30, 1999, 1998 AND 1997 AND PERIOD FROM FEBRUARY 12, 1996 (INCEPTION) THROUGH JUNE 30, 1999
(U.S. DOLLARS)


                                                                                                              PERIOD FROM
                                                                                                              FEBRUARY 12,
                                                                                                                  1996
                                                           YEAR ENDED        YEAR ENDED      YEAR ENDED        (INCEPTION)
                                                            JUNE 30,          JUNE 30,        JUNE 30,           THROUGH
                                                              1999              1998            1997          JUNE 30, 1999
                                                           -----------      -----------      -----------      -------------
OPERATING ACTIVITIES
   Net loss                                                $(1,404,021)     $  (937,373)     $  (822,217)     $(3,508,454)
   Adjustments to reconcile net loss to
    net cash used in operating activities
     Extraordinary item                                              0         (602,843)               0         (602,843)
     Consulting services and financing fees                    150,000                0           63,036          248,036
     Depreciation and amortization                              13,466           14,000           10,140           38,837
     Stock option compensation benefit                          70,600                0                0           70,600
     Interest on beneficial conversion                         566,456                0                0          566,456
     Settlement of lawsuit                                      15,000                0                0           15,000
     Write-down of license and operating assets                      0          424,654                0          424,654
   Changes in non-cash working capital
     Due from affiliated company                                     0         (112,922)          (3,078)        (116,000)
     Promissory notes receivable                              (284,068)               0                0         (284,068)
     Other                                                           0              757           (1,173)          (2,612)
     Accounts payable and accruals                             217,967          208,737          110,919          544,511
     Due to West Virginia University
       Research Corporation                                          0          157,384           22,821          397,296
     Due to affiliated companies                                     0          (50,000)          41,749                3
     Due to officers and directors                             (33,229)          23,229            7,186                0
                                                           -----------      -----------      -----------      -----------
NET CASH USED BY OPERATING ACTIVITIES                         (687,829)        (874,377)        (570,617)      (2,208,584)
                                                           -----------      -----------      -----------      -----------
INVESTING ACTIVITIES
   Purchase of property, equipment and
      intangibles assets                                       (33,908)               0          (56,568)        (111,539)
   Assets acquired and liabilities assumed
     on purchase of subsidiary                                (129,474)               0                0         (129,474)
   Investment in and advances to affiliated
      companies                                                      0                0         (660,000)        (750,000)
   License agreements                                                0                0         (116,581)        (124,835)
                                                           -----------      -----------      -----------      -----------
NET CASH USED BY INVESTING ACTIVITIES                         (163,382)               0         (833,149)      (1,115,848)
                                                           -----------      -----------      -----------      -----------
FINANCING ACTIVITIES
   Advances from stockholders                                   79,412          240,705          758,167        1,078,284
   Repayments to stockholders                                  (94,046)               0                0          (94,046)
   Liability to issue common stock                             (25,000)          25,000         (249,429)               0
   Proceeds from issuance of common stock                      383,068          650,000          865,514        1,923,582
   Proceeds from convertible debentures                        600,000                0                0          600,000
   Share issue costs                                          (100,500)         (78,000)               0         (227,420)
                                                           -----------      -----------      -----------      -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES                      842,934          837,705        1,374,252        3,280,400
                                                           -----------      -----------      -----------      -----------
EFFECT OF FOREIGN CURRENCY TRANSLATION ON CASH                   8,444           24,860           12,601           44,679
                                                           -----------      -----------      -----------      -----------
INCREASE (DECREASE) IN CASH                                        167          (11,812)         (16,913)             647
CASH, BEGINNING OF PERIOD                                          480           12,292           29,205                0
                                                           -----------      -----------      -----------      -----------
CASH, END OF PERIOD                                        $       647      $       480      $    12,292      $       647
                                                           ===========      ===========      ===========      ===========
SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS
   Issue of common stock
     For property and equipment                            $         0      $         0      $         0      $    15,000
     For services (provided by officers and directors)         100,000                0                0          120,000
     For settlement of lawsuit                                  15,000                0                0           15,000
     For services                                               50,000                0           63,036          148,036
     For acquisition of subsidiary                             619,200                0          275,000          894,200
SUPPLEMENTAL CASH FLOW INFORMATION
   Interest paid                                                     0           41,385           39,726           81,111
   Income tax paid                                                   0                0                0                0
                                                           ===========      ===========      ===========      ===========


                 See notes to consolidated financial statements.

INTEGRAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JUNE 30, 1999, 1998 AND 1997 AND PERIOD FROM FEBRUARY 12, 1996 (INCEPTION) THROUGH JUNE 30, 1999
(U.S. DOLLARS)


1.   INCORPORATION AND NATURE OF OPERATIONS

     The Company was incorporated under the laws of the State of Nevada on February 12, 1996. The Company is in the development stage as more fully defined in Statement No. 7 of the Financial Accounting Standards Board. Planned principal operations of the Company have not yet commenced.

     The Company intends to capitalize on new, patented or patent pending technologies or advancements in technologies. Pursuant to an agreement dated November 8, 1995 between three individuals, including two officers and directors of the Company, and Integral Concepts Inc. ("ICI"), a company 100% controlled by a significant shareholder of the Company and an employee of West Virginia University Research Corporation ("WVURC"), the Company has been assigned the rights of the three individuals which include the first right of refusal to acquire the marketing and manufacturing rights to all technologies assigned to ICI by WVURC. ICI obtains the manufacturing and marketing rights to all technologies developed by WVURC pursuant to an exclusive agreement, however, West Virginia University retains all proprietary rights to the technologies.

     To June 30, 1999, the Company has acquired or is in the process of acquiring certain rights to further develop, manufacture and market worldwide four new technologies originally assigned to ICI:

     a) Contrawound Toroidal Helical Antenna - government and military applications (note 7(a))
     b)   Plasma Ignition System (note 7(b))
     c)   2D Machine Vision Colorimetry (note 7(c))
     d)   3D Machine Vision Colorimetry (note 7(d))

     The Company's head office is located in Vancouver, Canada. However, all further development of the above technologies is being done either directly by the Company or WVURC at West Virginia University.

2.   GOING CONCERN

     These financial statements have been prepared by management in accordance with generally accepted accounting principles on a going concern basis. This presumes funds will be available to finance on-going development, operations and capital expenditures and the realization of assets and the payment of liabilities in the normal course of operations for the foreseeable future.

     The Company has minimal capital resources presently available to meet obligations which normally can be expected to be incurred by similar companies and has an accumulated deficit during the development stage of $3,508,454; (1998 - $2,104,433). These factors raise substantial doubt about the Company's ability to continue as a going concern and is dependent on its ability to obtain and maintain an appropriate level of financing on a timely basis and to achieve sufficient cash flows to cover obligations and expenses (note 12). The outcome of these matters cannot be predicted. These financial statements do not give effect to any adjustments to the amounts and classification of assets and liabilities which might be necessary should the Company be unable to continue its operations as a going concern.

INTEGRAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JUNE 30, 1999, 1998 AND 1997 AND PERIOD FROM FEBRUARY 12, 1996 (INCEPTION) THROUGH JUNE 30, 1999
(U.S. DOLLARS)


3.   SIGNIFICANT ACCOUNTING POLICIES

     (a)  Principles of consolidation

          These financial statements include the accounts of Integral Technologies, Inc. (a development stage company), its wholly-owned subsidiary, Integral Vision Systems, Inc. ("IVSI") (a development stage company) and in 1999, its 80% owned subsidiary Emergent Technology Corporation ("ETC") (a development stage company). All intercompany balances and transactions have been eliminated.

     (b)  Depreciation and amortization

          Depreciation and amortization are provided using the straight-line method based on the following estimated useful lives:



5 Years                Machinery, furniture and equipment                   -
5 Years                Computer hardware and software                       -
3 Years                Leasehold improvements                               -


          The Company reviews long-term assets to determine if the carrying amount is recoverable based on the estimate of future cash flow expected to result from the use of the asset and its eventual disposition. If in this determination there is an apparent shortfall, the loss will be recognized as a current charge to operations.

     (c)  Loss per share

          Loss per share computations are based on the weighted average number of common shares outstanding during the period. Common share equivalents consisting of stock options are not considered in the computation because their effect would be anti-dilutive.

     (d)  Shares issued in exchange for services

          The valuation of the common shares issued in exchange for services is valued at an estimated fair market value as determined by officers and directors of the Company based upon other sales and issuances of the Company's common shares within the same general time period.

     (e)  Revenue recognition

          As the Company is continuing to develop its technologies, no revenues have been earned to date. Once sales have been earned by the Company, the Company will recognize such revenues at the time of delivery of the product to the customers.

     (f)  Foreign currency translation

          Amounts recorded in foreign currency are translated into United States dollars as follows:

          (i)  Monetary assets and liabilities are translated at the

INTEGRAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JUNE 30, 1999, 1998 AND 1997 AND PERIOD FROM FEBRUARY 12, 1996 (INCEPTION) THROUGH JUNE 30, 1999
(U.S. DOLLARS)


3.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

               rate of exchange in effect at the balance sheet date; and,

          (ii) Revenues and expenses, at the average rate of exchange for the year.

               Gains and losses arising from this translation of foreign currency are excluded from net loss for the period and accumulated as a separate component of shareholder's equity (deficiency).


     (g)  License agreements and intangibles

          The Company is in the development stage with respect to the technologies acquired pursuant to the license agreements. At such time as commercial production commences, those costs will be charged to operations on a unit-of-production method based on estimated future sales. When there is little prospect of further development of the technology by the Company, the costs of that license agreement will be charged to operations.

     (h)  Research and development

          Research and development expenditures are charged to operations as incurred.

     (i)  Use of estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and would impact future results of operations and cash flows.

     (j)  Financial instruments

          The Company's financial instruments include cash, amounts due from/to affiliated company, note receivable, investment in and advances to affiliated company, accounts payable and accruals, due to West Virginia University Research Corporation, long-term debt and minority interest. Unless otherwise noted, in the opinion of management, the carrying value of these financial instruments approximates their fair market values and the Company is not exposed to significant credit, interest or currency risk.

     (k)  Income taxes

          The Company uses the asset and liability approach in its method of accounting for income taxes which requires the recognition of deferred tax liabilities and assets for expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. A valuation allowance against deferred tax assets is recorded if, based upon weighted available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

INTEGRAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JUNE 30, 1999, 1998 AND 1997 AND PERIOD FROM FEBRUARY 12, 1996 (INCEPTION) THROUGH JUNE 30, 1999
(U.S. DOLLARS)


3.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

     (l)  Stock based compensation

          The Company applies APB Opinion No. 25 and related interpretations in accounting for its stock option plans. Compensation expense is recorded when options are granted to management at discounts to market.

     (m)  Interest on beneficial conversion

          The beneficial conversion features relating to the 2% convertible debenture (note 8) and promissory note are accounted for as interest. This policy conforms to the accounting for these transactions announced by the SEC staff in March, 1997.

4.   COMPARATIVE FIGURES

     Certain of the comparative figures were reclassified to conform with the current year's presentation.

5.   ACQUISITIONS

     (a) By agreement dated March 11, 1997 (the effective date of acquisition), the Company acquired a 100% interest in Integral Vision Systems, Inc. ("IVSI") (a development stage company) for 100,000 common shares of the Company at a deemed value of $2.75 per share (equal to one-half the closing market trading price of the Company's shares on the NASD market on March 11, 1997). The shares were issued pursuant to an exemption from registration under the Securities Act of 1933 and are "restricted securities" as that term is defined in Rule 144. The Company advanced $158,000 to IVSI prior to the acquisition date. The acquisition has been accounted for by the purchase method.

          The cost of the acquisition has been allocated in these financial statements as follows:




Purchase price - 100,000 common shares          $275,000
Funds advanced to IVSI prior to acquisition      158,000
                                                --------

                                                 433,000
Fair market value of net assets acquired          41,419
                                                --------

Purchase price discrepancy allocated to
  license agreement (note 7(d))                 $391,581
                                                ========


          IVSI's net loss from operations for the year ended June 30, 1998 amounted to $83,853 (1997 loss of $137,601) and these operating results are included in the consolidated statement of operations.

          The operations of IVSI have ceased while management seeks a new technology partner. Accordingly, the Company's investment in the license agreement of $391,581 has been written off and the net operating assets of IVSI amounting to $33,073 have been written off.

INTEGRAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JUNE 30, 1999, 1998 AND 1997 AND PERIOD FROM FEBRUARY 12, 1996 (INCEPTION) THROUGH JUNE 30, 1999
(U.S. DOLLARS)


5.   ACQUISITIONS (continued)


     (b) In September 1996, the Company entered into a letter agreement to acquire a 10% interest in ETC (a development stage company) from two related parties of the Company for consideration of $100,000 (as at June 30, 1998 this investment was accounted for at cost). The Company had an option to acquire the remaining 90% interest in ETC by issuing 1,800,000 common shares of the Company and by funding ETC's research and development of the Contrawound Toroidal Helical Antenna for government and military applications (note 1) to a minimum of $1,200,000 (of which the Company advanced a total of $650,000). The Company issued 1,800,000 shares which at the 1998 year-end were held by ETC's attorney in escrow subject to the closing of the final agreement (which was closed March 11, 1999). The shares were released from escrow and are recorded in these financial statements at $0.344 per share, the closing market trading price of the Company's shares on the NASD market on March 11, 1999. The 1,800,000 shares and the $650,000 advanced entitles the Company to a further 70% interest in ETC.

          During the year, a third party investor contributed $470,588 in cash for a 20% interest in ETC. The same investor contributed a further $79,412 which they intend to convert into shares of ETC. This will dilute the Company's ownership interest in ETC to 76.625%.

The cost of the acquisition has been allocated in these financial statements as follows:



Purchase price (1,800,000 shares)           $   619,200
10% investment acquired in prior year           100,000
                                            -----------
                                                719,200
Net assets (liabilities) acquired              (895,474)
                                            -----------
Purchase price discrepancy allocated to
  license agreement (note 7(a))             $ 1,614,674
                                            ===========


6.   PROPERTY AND EQUIPMENT


                                                    1999                     1998
                                                ------------               -------
                                                ACCUMULATED
                                                AMORTIZATION
                                                    AND
                                        COST    DEPRECIATION     NET         NET
                                       -------  ------------   -------     -------
Machinery, furniture and equipment     $56,583     $22,634     $33,949     $11,263
Computer hardware and software          20,825      12,536       8,289       9,311
Leasehold improvements                   3,667       3,667           0       1,222
                                       -------     -------     -------     -------

                                       $81,075     $38,837     $42,238     $21,796
                                       =======     =======     =======     =======

INTEGRAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JUNE 30, 1999, 1998 AND 1997 AND PERIOD FROM FEBRUARY 12, 1996 (INCEPTION) THROUGH JUNE 30, 1999
(U.S. DOLLARS)


7.   LICENSE AGREEMENTS

     (a)  Toroidal Helical Antenna

          ETC was formed to develop, commercialize, market and manufacture certain proprietary Toroidal Helical Antenna Technology ("the Technology") (note 1). The Company obtained an exclusive sub-license to the technology from Integral Concepts, Inc. ("ICI"), a company 100% controlled by a former shareholder of ETC, a significant shareholder of the Company, and an employee of WVURC of its right, title and interest in and to all worldwide government and military applications and resulting procurement interests in the Technology. ICI obtained the license to the Technology from WVURC. WVURC has the proprietary interest in and holds the patents to the technology.

          All development of the Technology is being done by the Company or WVURC at West Virginia University.

          Pursuant to an agreement dated January 2, 1996 with ICI, ETC acquired the right to manufacture and market the Toroidal Helical Antenna Technology. The Company is obligated to pay a $3,000 minimum annual royalty to WVURC to maintain the license in good standing. In addition, a further 10% royalty of any net revenues is payable to WVURC on behalf of ICI, such royalties to be reduced by the $3,000 minimum annual royalty payment. To date there have been no net revenues.

          The license is automatically renewed for one year periods each December 31 as long as the required minimum royalty payments described above are paid to WVURC on behalf of ICI.

          Either party may terminate this agreement upon 90 days written notice. The Company is responsible for the reimbursement of project development costs incurred by WVURC.

     (b)  Plasma Ignition System

          Pursuant to an agreement dated February 15, 1996 with ICI, the Company acquired the rights to manufacture and market the Plasma Ignition System (note 1), an ignition system for internal combustion engines, for a license fee of $8,251. The Company is obligated to pay a $3,000 minimum annual royalty to WVURC on behalf of ICI to maintain the license in good standing. In addition, a further 10% royalty of any net revenues is payable to WVURC on behalf of ICI and a 1% royalty of any gross revenues is payable to ICI. Such royalties are to be reduced by the $3,000 minimum annual royalty. To date there have been no net revenues.

          The license is automatically renewed for one-year periods each December 31 as long as the required minimum royalty payments described above are paid to WVURC on behalf of ICI.

          Pursuant to an agreement dated February 9, 1996 with WVURC, the Company is responsible for the reimbursement of project development costs which are incurred by WVURC. To June 30, 1999, $445,570 of project development costs has been paid or is payable to WVURC (note
          14). Either party may terminate this agreement upon 90 days written notice.

     (c)  2D Machine Vision Colorimetry

          Pursuant to an agreement dated February 9, 1996 with ICI, the Company acquired the right to manufacture and market the 2D

INTEGRAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JUNE 30, 1999, 1998 AND 1997 AND PERIOD FROM FEBRUARY 12, 1996 (INCEPTION) THROUGH JUNE 30, 1999
(U.S. DOLLARS)


7.   LICENSE AGREEMENTS (Continued)

          Machine Vision Colorimetry (note 1), a counterfeit currency determination software. The Company is obligated to pay a $3,000 minimum annual royalty to WVURC to maintain the license in good standing. In addition, a further 10% royalty of any net revenues is payable to WVURC on behalf of ICI, such royalties to be reduced by the $3,000 minimum annual royalty payment. To date there have been no net revenues

          The license is automatically renewed for one year periods each December 31 as long as the required minimum royalty payments described above are paid to WVURC on behalf of ICI.

          Pursuant to an agreement dated February 9, 1996 with WVURC, the Company is responsible for the reimbursement of project development costs incurred by WVURC. To June 30, 1999, $350,151 of project development costs has been paid or is payable to WVURC (note 14). Either party may terminate this agreement upon 90 days written notice.

     (d)  3D Machine Vision Colorimetry

          The Company's subsidiary, IVSI, acquired the right to manufacture and market the 3D Machine Vision Colorimetry (note 1), a color quality control software. IVSI is obligated to pay a $3,000 minimum annual royalty to WVURC to maintain the license in good standing. In addition, a further 10% royalty of any net revenues is payable to WVURC on behalf of ICI, such royalties to be reduced by the $3,000 minimum annual royalty payment. To date there have been no net revenues

          The license is automatically renewed for one year periods each December 31 as long as the required minimum royalty payments described above are paid to WVURC on behalf of ICI. Either party may terminate this agreement upon 90 days written notice.

          On June 10, 1995, IVSI entered into an "Exclusive Limited Sublicense Agreement" with REGI U.S., INC. ("REGI"), whereby REGI obtained an exclusive sublicense to market and distribute the 3D Machine Vision Colorimetry in Canada. The sublicense requires REGI to pay to IVSI 2% of the "Net Revenues" (as defined in the sublicense) that REGI derives from the technology. Minimum royalty payments are as follows:


          ====================================================================


          1997                                                          $3,000
          1998                                                           4,500
          1999                                                           6,000
          Every year thereafter                                          6,000
          ====================================================================


          REGI shall have the option to renew the sublicense for successive one year periods so long as REGI is not in default of the terms of the sublicense and the Company's license is renewed by its licensor.

          As described in note 5(a), IVSI has ceased operations while it seeks a new technology partner.

INTEGRAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JUNE 30, 1999, 1998 AND 1997 AND PERIOD FROM FEBRUARY 12, 1996 (INCEPTION) THROUGH JUNE 30, 1999
(U.S. DOLLARS)


8.   LONG-TERM DEBT



                                                                              1999         1998
                                                                            --------     --------
2% convertible debenture, due January 2004 convertible at the holder's
option into common stock of the Company                                     $ 75,000     $      0

10% Loan repayable on demand with one year's notice to two officers and
directors of the Company                                                     301,170      396,029
                                                                            --------     --------



                                                                            $376,170     $396,029
                                                                            ========     ========

     During the year ended June 30, 1999, the Company issued $600,000, 2% convertible debentures. Of this amount $525,000 was converted to 3,869,120 common shares (note 13(a)(ii)).

     During the year ended June 30, 1998, all rights, title and interest in a revolving line of credit, due to an officer and director of the Company was conveyed to the Company for $1 and the loan was cancelled. The line of credit balance of $563,843 and accrued interest of $39,000 is recorded as an extraordinary item in the consolidated statement of operations for the year ended June 30, 1998.

9.   STOCKHOLDERS' EQUITY (DEFICIENCY)

     (a)  Authorized preferred shares

          The preferred shares may be issued in one or more series. The distinguishing features of each series including preference, rights and restrictions are to be determined by the Company's Board of Directors upon the establishment of each such series (note 13).

     (b)  Stock options

          Pursuant to the Company's 1996 Incentive Compensation Plan as subsequently amended in 1997, the Company may issue stock options and stock bonuses for shares in the capital stock of the Company to provide incentives to officers, directors, key employees and other persons who contribute to the success of the Company. The exercise price of the Incentive Options (employees of the Company or its subsidiaries) is no less than the fair market value of the stock at the date of the grant and for non-employees the exercise price is no less than 80% of the fair value (defined as the most recent closing sale price reported by NASDAQ) on the date of the grant.

          The following table summarizes the Company's stock option activity for the years ended June 30, 1999, 1998 and 1997.

INTEGRAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JUNE 30, 1999, 1998 AND 1997 AND PERIOD FROM FEBRUARY 12, 1996 (INCEPTION) THROUGH JUNE 30, 1999
(U.S. DOLLARS)


9.   STOCKHOLDERS' EQUITY (DEFICIENCY) (continued)


                                                                                                      WEIGHTED
                                                                                EXERCISE              AVERAGE
                                                              NUMBER             PRICE                EXERCISE
                                                            OF SHARES           PER SHARE              PRICE
                                                           ------------      ----------------         --------
BALANCE, JUNE 30, 1996                                     $          0      $                         $ 0.00
Granted during year ended
  June 30, 1997                                               1,990,000      $ 0.15 -  $ 0.25          $ 0.24
                                                           ------------      ----------------          ------

BALANCE JUNE 30, 1998 AND 1997                                1,990,000      $ 0.15 to $ 2.00          $ 0.24
Granted during year ended
  June 30, 1999                                               1,635,000      $ 0.15 to $ 0.25          $ 0.17
Cancelled                                                    (1,260,000)               $ 0.15          $ 0.15
Exercised                                                      (445,000)     $ 0.15 to $ 0.25          $ 0.20
                                                           ------------      ----------------          ------

BALANCE JUNE 30, 1999                                         1,920,000      $ 0.15 to $ 2.00          $ 0.26
                                                           ============      ================          ======


          The exercise price per share at June 30, 1998 and 1997 were $0.50 to $2.00. During the year ended June 30, 1999, 1,260,000 of the 1,990,000 stock options were cancelled, and 630,000 stock options were repriced to $0.15 to $0.25. These changes have been retroactively adjusted above.

          Subsequent to June 30, 1999, 87,500 and 665,000 additional share options were issued under the plan for exercise prices of $0.40 and $0.23 respectively.

          The Company applies APB Opinion No. 25 and related interpretations in accounting for its stock option plan, and accordingly, compensation expense of $70,600 was recognized as salaries expense during the year ended June 30, 1999.

     (c)  Included in promissory notes receivable are:

          (i) $31,500 on exercise of 210,000 stock options, interest at 10% per annum, due November 1, 1999; and,

          (ii) $252,568 for issue of 1,683,789 common shares, interest at 6% per annum, due January 17, 2001.

10.  RELATED PARTY TRANSACTIONS

     (a) The Company's acquisition of IVSI and ETC as described in notes 5(a) and 5(b) respectively were acquired from two significant shareholders of the Company.

     (b)  Accounts payable at June 30, 1999 includes $383,500 (1998 - $220,000)
          due to two directors and officers of the Company. This amount includes $290,000 (1998 - $180,000) of accrued management salaries which bears interest at 10% per annum, due based on normal commercial terms. The remaining balance of $93,500 (1998 - $40,000) represents accrued interest on the accrued management salaries and long-term debt (note
          8). See note 13(b) for settlement of debt subsequent to the year ended June 30, 1999.

     (c) Long-term debt includes $301,170 (1998 - $396,029) due to officers and two directors of the Company (notes 8 and 13(b)).

     (d) The Company accrued salaries and interest payable of $263,500 (1998 - $220,000; 1997 - $Nil) due to two directors and officers of the Company. Of the 1999 amount, $100,000 was settled by issue of 666,666 common shares.

INTEGRAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JUNE 30, 1999, 1998 AND 1997 AND PERIOD FROM FEBRUARY 12, 1996 (INCEPTION) THROUGH JUNE 30, 1999
(U.S. DOLLARS)


10.  RELATED PARTY TRANSACTIONS (continued)

     (e)  The Company paid $23,670 (1998 - $9,100; 1997 - $23,707) to two officers and directors for consulting fees.

     (f)  The Company advanced $6,000 (1998 - $6,000, 1997 - $3,000) to ICI for royalties and was charged $Nil (1998 - $257,384; 1997 - $313,026) by
          WVURC for reimbursement of research and development expenditures.

11.  INCOME TAXES

     A deferred tax asset stemming from the Company's net operating loss carry forward, has been reduced by a valuation account to zero due to uncertainties regarding the utilization of the deferred assets. At June 30, 1999 the Company has available a net operating loss carry forward of approximately $2,448,000 which it may use to offset future federal taxable income. The net operating loss carry forward if not utilized, will begin to expire in 2011.

12.  INTEREST ON BENEFICIAL CONVERSION

     The difference between the market value of the Company's shares on the date of conversion and the conversion rate pursuant to $525,000 of the convertible debenture issued during the year was $398,077.

     The difference between the market value of the Company's shares and the issue price of 1,683,789 common shares for a promissory note in the amount of $252,568 was $168,379. These amounts have been recorded as interest expense in the statement of operations.

13.  SUBSEQUENT EVENTS

     (a)  Share issuances subsequent to June 30, 1999 were as follows:

          (i) 405,000 shares on exercise of stock options for a total value of $87,500.

          (ii) 447,091 shares released from escrow on conversion of convertible debenture of $75,000 (note 8).

          (iii) 50,000 shares in lieu of services at an ascribed value of $13,000.

     (b) Subsequent to June 30, 1999, the Company designated 1,000,000 of its authorized 20,000,000 preferred shares as Series A Convertible Preferred Stock with a par value of $0.001 each, and a stated value of $1.00 each. Cumulative dividends are accrued at the rate of 5% annually, payable at the option of the Company. The shares may be converted to restricted common shares at the average trading price ten days prior to conversion, and entitled to votes equal to the number of common shares into which each series of preferred stock may be converted. Each Series A Convertible Preferred Stock may be redeemed by the Company for $1.50 each within one year after the date of issue, or $2.00, $2.50, $3.00 and $3.50 in each of the subsequent four years after date of issue.

          The Company intends to settle $383,229 included in accounts payable and $281,182 included in long-term debt, both amounts due to two officers and directors of the Company, by issue of $664,411 Series A Convertible Preferred Stock subsequent to June 30, 1999.

INTEGRAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JUNE 30, 1999, 1998 AND 1997 AND PERIOD FROM FEBRUARY 12, 1996 (INCEPTION) THROUGH JUNE 30, 1999
(U.S. DOLLARS)


14.  CONTINGENCY

     A dispute exists between WVURC and the Company with respect to the development work performed by WVURC on the Plasma Ignition System and the Counterfeit Detection Technology. The Company has included in its accounts the amount owing to WVURC of $397,296, however, it is the opinion of management that this amount should be reduced to $43,052. Management intends to defend this position. As the actual outcome cannot be determined at this time, any adjustments required will be recorded by the Company when settlement occurs.

15.  COMPREHENSIVE LOSS


                                                                       PERIOD FROM
                                                                       FEBRUARY 12,
                                                                           1996
                                                                       (INCEPTION)
                    YEAR ENDED        YEAR ENDED       YEAR ENDED        THROUGH
                      JUNE 30,         JUNE 30,         JUNE 30,         JUNE 30,
                        1999             1998             1997            1999
                    -----------      -----------      -----------      ------------
Net loss            $(1,404,021)     $  (937,373)     $  (822,217)     $(3,508,454)
Other
  comprehensive
  income                  8,444           24,860           12,601           44,679
                    -----------      -----------      -----------      -----------

Comprehensive
  loss              $(1,395,577)     $  (912,513)     $  (809,616)     $(3,463,775)
                    ===========      ===========      ===========      ===========

                        REPORT OF INDEPENDENT ACCOUNTANTS


TO THE DIRECTORS AND SHAREHOLDERS OF
INTEGRAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)


We have reviewed the accompanying consolidated balance sheet and statements of operations and deficit, cash flows and stockholders' equity of Integral Technologies Inc., as of March 31, 2000, and for the three-month and nine-month periods then ended. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying statements for them to be in conformity with generally accepted accounting principles.



"Pannell Kerr Forster"

Chartered Accountants

Vancouver, Canada
May 10, 2000

INTEGRAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED OPERATIONS AND DEFICIT
(UNAUDITED)
(U.S. DOLLARS)


                                                                     MARCH 31,         JUNE 30,
                                                                       2000             1999
                                                                    -----------      -----------
ASSETS

CURRENT
  Cash                                                              $ 3,604,660      $       647
  Accounts receivable                                                    63,391                0
  Deposits-suppliers                                                    107,820                0
                                                                    -----------      -----------
TOTAL CURRENT ASSETS                                                  3,775,871              647
                                                                    -----------      -----------
FIXED, at cost                                                           81,073           81,075
  Less: accumulated depreciation                                        (45,430)         (38,837)
                                                                    -----------      -----------
TOTAL FIXED ASSETS                                                       35,643           42,238
                                                                    -----------      -----------
OTHER
  License agreements and intangibles                                  1,622,928        1,622,928
                                                                    -----------      -----------
TOTAL ASSETS                                                        $ 5,434,442      $ 1,665,813
                                                                    ===========      ===========
LIABILITIES

CURRENT
  Accounts payable and accruals                                     $   321,553      $   544,511
  Due to West Virginia University                                       397,296          397,296
  Due to minority interest                                               66,018           79,412
  Customer deposits                                                      63,263                0
                                                                    -----------      -----------

TOTAL CURRENT LIABILITIES                                               848,130        1,021,219

LONG-TERM DEBT                                                                0          376,170
                                                                    -----------      -----------
TOTAL LIABILITIES                                                       848,130        1,397,389
                                                                    -----------      -----------

STOCKHOLDERS' EQUITY

PREFERRED STOCK, $0.001 Par Value, 20,000,000 shares authorized
  664,410 Class A (1998 - none) issued and outstanding                  664,410                0
LIABILITY TO ISSUE COMMON STOCK                                       3,991,000                0
COMMON STOCK AND PAID IN CAPITAL IN EXCESS OF $0.01 PAR VALUE
  50,000,000 Shares authorized
  22,879,062 (1999 - 20,625,396) issued and outstanding               4,250,575        4,016,267
PROMISSORY NOTES RECEIVABLE                                             (34,068)        (284,068)
OTHER COMPREHENSIVE INCOME                                               46,293           44,679
DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE                     (4,331,898)      (3,508,454)
                                                                    -----------      -----------

TOTAL STOCKHOLDERS' EQUITY                                            4,586,312          268,424
                                                                    -----------      -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $ 5,434,442      $ 1,665,813
                                                                    ===========      ===========


                See notes to consolidated financial statements.

INTEGRAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED OPERATIONS AND DEFICIT
(UNAUDITED)
(U.S. DOLLARS)


                                                                                                                   PERIOD FROM
                                                     THREE MONTHS    THREE MONTHS   NINE MONTHS     NINE MONTHS    FEB. 16, 1996
                                                        ENDED           ENDED          ENDED           ENDED        (INCEPTION)
                                                       MARCH 31,       MARCH 31,      MARCH 31,       MARCH 31,       THROUGH
                                                         2000            1999           2000            1999       MARCH 31, 2000
                                                     ------------    ------------   ------------    ------------   --------------
                                                                       (note 6)                       (note 6)
EXPENSES
  Interest on beneficial conversion feature          $          0    $     78,500   $          0    $    169,000    $    566,456
  Write-down of license and operating assets                    0               0              0               0         424,652
  Research and development                                  5,427           6,000         66,976           7,707         975,089
  Travel and entertainment                                 23,553          23,336         44,290          26,849         311,680
  Consulting                                              119,308          86,209        215,258         144,059         828,253
  Salaries and benefits                                   126,704          52,500        246,705         157,500         761,064
  Legal and accounting                                     92,484          42,833        102,984          74,301         350,885
  Bank charges and interest, net                          (42,563)         14,912         57,216          (8,789)        193,559
  Insurance
  Advertising                                              11,269               0         13,219               0          97,350
  Telephone                                                12,623           6,426         23,365          19,385         127,294
  General and administrative                               24,109           6,781         36,119          13,005         177,459
  Rent                                                     12,835           4,014         24,706          12,573          94,060
  Minority interest's share of subsidiary's losses         (1,085)              0        (13,394)              0         (13,394)
  Depreciation and amortization                             2,000           2,000          6,000           6,000          40,334
                                                     ------------    ------------   ------------    ------------    ------------
                                                          386,664         323,511        823,444         621,590       4,934,741

  Extraordinary item-cancellation of debt                       0               0              0               0        (602,843)
                                                     ------------    ------------   ------------    ------------    ------------
NET LOSS FOR PERIOD                                       386,664         323,511        823,444         621,590       4,331,898
DEFICIT, BEGINNING OF PERIOD                            3,945,234       2,402,512      3,508,454       2,104,433
                                                     ------------    ------------   ------------    ------------    ------------
DEFICIT, END OF PERIOD                               $  4,331,898    $  2,726,023   $  4,331,898    $  2,726,023    $  4,331,898
                                                     ============    ============   ============    ============    ============
NET LOSS PER COMMON SHARE                            $       0.02   $       0.02    $       0.04    $       0.04
                                                     ============    ============   ============    ============    ============
WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING                            22,717,479      17,313,627     22,417,870      15,397,865
                                                     ============    ============   ============    ============    ============


                See notes to consolidated financial statements.

INTEGRAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
(UNAUDITED)
(U.S. DOLLARS)


                                  SERIES A CONVERTIBLE
                                     PREFERRED STOCK               COMMON STOCK
                                  NUMBER                      NUMBER                    SUBSCRIPTIONS
                                 OF SHARES       AMOUNT      OF SHARES       AMOUNT       RECEIVED
                                -----------   -----------   -----------   -----------   -------------
Balance, June 30, 1998                                       12,575,396   $ 1,786,630    $         0
Common share issued for
    Cash                                                        200,000        50,000
    Exercise of stock options                                   445,000        80,500
    Promissory note                                           1,683,789       252,568
    Settlement of lawsuit                                       150,000        15,000
    Services (directors)                                        666,666       100,000
    Share issue costs                                                        (100,500)
    Services                                                    250,000        50,000
    Conversion of convertible
      debentures                                              3,869,120       525,813
    Acquisition of subsidiary                                 1,800,000       619,200
    Stock option compensation
      benefit                                                                  70,600
    Interest on beneficial
      conversion                                                              566,456
   Held in escrow                                               447,091
Promissory note issued
  during the year
Foreign currency translation
Net loss for year
                                -----------   -----------   -----------   -----------    -----------
  Balance June 30, 1999                   0             0    22,087,062     4,016,267              0
                                -----------   -----------   -----------   -----------    -----------
Repayment of promissory
  note
Common shares issued for
    Exercise of stock options                                   792,500       158,750
    for settlement of debt          281,182       281,182
    for settlement of debt          383,228       383,228
Subscriptions received                                                                     3,991,000
Released from escrow                                                           75,558
Foreign currency  translation
Net loss for period
                                -----------   -----------   -----------   -----------    -----------
Balance, March 31, 2000             664,410   $   664,410    22,879,562   $ 4,250,575    $ 3,991,000
                                ===========   ===========   ===========   ===========    ===========


                                                  OTHER        TOTAL
                                PROMISSORY    COMPREHENSIVE  ACCUMULATED   SHAREHOLDERS'
                                   NOTE           INCOME       DEFICIT        EQUITY
                                -----------   -------------  -----------   -------------
Balance, June 30, 1998                    0    $    36,235   $(2,104,433)   $  (281,568)
Common share issued for
    Cash                                                                         50,000
    Exercise of stock options                                                    80,500
    Promissory note                                                             252,568
    Settlement of lawsuit                                                        15,000
    Services (directors)                                                        100,000
    Share issue costs                                                          (100,500)
    Services                                                                     50,000
    Conversion of convertible
      debentures                                                                525,813
    Acquisition of subsidiary                                                   619,200
    Stock option compensation
      benefit                                                                    70,600
    Interest on beneficial
      conversion                                                                566,456
   Held in escrow                                                                     0
Promissory note issued
  during the year                  (284,068)                                   (284,068)
Foreign currency translation                         8,444                        8,444
Net loss for year                                             (1,404,021)    (1,404,021)
                                -----------    -----------   -----------    -----------
  Balance June 30, 1999            (284,068)        44,679    (3,508,454)       268,424
                                -----------    -----------   -----------    -----------
Repayment of promissory
  note                              250,000                                     250,000
Common shares issued for                                                              0
    Exercise of stock options                                                   158,750
    for settlement of debt                                                      281,182
    for settlement of debt                                                      383,228
Subscriptions received                                                        3,991,000
Released from escrow                                                             75,558
Foreign currency  translation                        1,614                        1,614
Net loss for period                                             (823,444)      (823,444)
                                -----------    -----------   -----------    -----------
Balance, March 31, 2000         $   (34,068)   $    46,293   $(4,331,898)   $ 4,586,312
                                ===========    ===========   ===========    ===========


                See notes to consolidated financial statements.

INTEGRAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(U.S. DOLLARS)


                                                                                 PERIOD FROM
                                                                                 FEBRUARY 12,
                                                                                    1996
                                                        NINE MONTHS ENDED        (INCEPTION)
                                                             MARCH 31              THROUGH
                                                       2000           1999      MARCH 31, 2000
                                                   -----------    -----------   --------------
                                                                    (note 6)
OPERATING ACTIVITIES
  Net loss                                         $  (823,444)   $  (621,590)   $(4,331,898)
  Adjustments to reconcile net loss to
      net cash used in operating activities
  Minority interests' share of subsidiary's loss       (13,394)             0        (13,394)
  Extraordinary item                                         0              0       (602,843)
  Consulting services and financing fees                     0              0        248,036
  Depreciation and amortization                          6,593          6,000         45,430
  Stock option compensation benefit                          0              0         70,600
  Interest on beneficial conversion                          0        169,000        566,456
  Settlement of lawsuit                                      0              0         15,000
  Write-down of license and operating assets                 0              0        424,654
  Changes in non-cash working capital
       Due from affiliated company                           0        (31,300)      (116,000)
       Promissory notes receivable                     250,000              0        (34,068)
       Receivables and deposits                       (171,211)             0       (173,823)
       Accounts payable and accruals                   223,535              0        768,049
       Due to West Virginia University
         Research Corporation                                0              0        397,296
                                                   -----------    -----------    -----------
NET CASH USED BY OPERATING ACTIVITIES                 (527,921)      (477,890)    (2,736,505)
                                                   -----------    -----------    -----------
INVESTING ACTIVITIES
   Purchase of property, equipment and
      intangibles assets                                     0        (33,908)      (111,539)
    Assets acquired and liabilities assumed
       on purchase of subsidiary                             0       (129,474)      (129,474)
   Investment in and advances to affiliated
      companies                                              0              0       (750,000)
    License agreements                                       0              0       (124,835)
                                                   -----------    -----------    -----------
NET CASH USED BY INVESTING ACTIVITIES                        0       (163,382)    (1,115,848)
                                                   -----------    -----------    -----------
FINANCING ACTIVITIES
    Advances from stockholders                               0         79,412      1,078,284
    Repayments to stockholders                               0        (94,046)       (94,046)
    Liability to issue common stock                  3,991,000         84,000      3,991,000
    Proceeds from issuance of common stock             234,308        180,176      2,157,890
    Proceeds from convertible debentures                     0        600,000        600,000
    Repayment of long term debt                        (94,988)             0        (94,988)
    Share issue costs                                        0       (100,500)      (227,420)
                                                   -----------    -----------    -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES            4,130,320        749,042      7,410,720
                                                   -----------    -----------    -----------
EFFECT OF FOREIGN CURRENCY TRANSLATION ON CASH           1,614          8,000         46,293
                                                   -----------    -----------    -----------
INCREASE (DECREASE) IN CASH                          3,604,013        279,152      3,604,660
CASH, BEGINNING OF PERIOD                                  647            480              0
                                                   -----------    -----------    -----------
CASH, END OF PERIOD                                $ 3,604,660    $   279,632    $ 3,604,660
                                                   ===========    ===========    ===========


                See notes to consolidated financial statements.

INTEGRAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED MARCH 31, 2000
(UNAUDITED)
(U.S. DOLLARS)


1.   BASIS OF PRESENTATION

     These unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States for interim financial information. These financial statement are condensed and do not include all disclosures required for annual financial statements. The organization and business of the Company, accounting policies followed by the Company and other information are contained in the notes to the Company's audited consolidated financial statements filed as part of the Company's June 30, 1999 Form 10-KSB.

     In the opinion of the Company's management, these financial statements reflect all adjustments necessary to present fairly the Company's consolidated financial position at March 31, 2000 and June 30, 1999 and the consolidated results of operations and the consolidated statements of cash flows for the nine months ended March 31, 2000 and 1999. The results of operations for the three months ended March 31, 2000 are not necessarily indicative of the results to be expected for the entire fiscal year.

2.   PRIVATE PLACEMENT

     During the quarter ended March 31, 2000, the Company competed a private placement whereby 2,650,000 common shares of the Company will be issued at a price of $1.50 per common share and 1,325,000 common share purchase warrants for $0.001 per warrant exercisable into common shares at a price of $1.80 for a period of two years. The warrants may be redeemed by the Company at $.01 per warrant if the market value of the common stock of the Company trades above $10.00 for 10 consecutive days.

     As at March 31, 2000, $3,975,000 has been received in connection with the above private placement and subsequent to March 31, 2000, the 2,650,000 common shares were issued.

3.   PREFERRED SHARES

     During the nine month period ended March 31, 2000, the Company designated 1,000,000 of its authorized 20,000,000 preferred shares as Series A Convertible Preferred Stock with a par value of $0.001 each. Cumulative dividends are accrued at the rate of 5% annually, payable at the option of the Company. The shares may be converted to restricted common shares at the average trading price ten days prior to conversion, and entitled to votes equal to the number of common shares into which each series of preferred stock may be converted. Each Series A Convertible Preferred Stock may be redeemed by the Company for $1.50 each within one year after the date of issue, or $2.00, $2.50, $3.00 and $3.50 in each of the subsequent four years after date of issue.


     See notes to consolidated financial statements.

INTEGRAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED MARCH 31, 2000
(UNAUDITED)
(U.S. DOLLARS)


     The Company settled $383,229 of accounts payable and $281,182 of long-term debt, both amounts due to two officers and directors of the Company, by issuing $664,410 Series A Convertible Preferred Stock.

4.   SUBSEQUENT EVENT

     Subsequent to March 31, 2000, 80,000 shares were issued on exercise of stock options during the quarter for total proceeds to the Company of $16,000. Subsequent to March 31, 2000, 287,500 options were exercised and shares issued in consideration of services rendered in the amount of $65,000.

5.   COMPARATIVE FIGURES

Operating results for the three and nine month periods ended March 31, 1999 were not audited or reviewed.


     See notes to consolidated financial statements.

                PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Integral's Articles of Incorporation and Bylaws provided Integral may indemnify a controlling person, officer or director from liability for acting in such capacities, to the full extent permitted by the law of the State of Nevada. The Articles of Incorporation further provide that, to the full extent permitted by the Nevada Corporation Code, as the same exists or may hereafter be amended, a director or officer of Integral shall not be liable to Integral or its shareholders for monetary damages for breach of fiduciary duty as a director or officer.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

         SEC filing fee for Registration Statement:           $6,936.93
         Accounting Fees                                      $10,000
         Legal Fees and Expenses                              $45,000
         Miscellaneous                                        $5,000
                  Total:                                      $66,936.93

All of the expenses above will be paid by the company.


                     RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities of Integral without registration since formation of Integral.

(a) On February 16, 1996 Integral issued a total of 6,000,000 shares of Common Stock to four persons who were founders of Integral. Of the 6,000,000 shares issued: 1,000,000 shares were issued for $10,000 cash; 1,500,000 were issued for property and equipment valued at $15,000; and 3,500,000 were issued for services valued at $35,000. This transaction did not involve any public offering, no sales commissions were paid, and a restrictive legend was placed on each certificate evidencing the shares. Integral believes that issuance of the shares of Common Stock was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

(b) Between July 1996 and October 1996, Integral made a private placement of 5,650,000 shares of Common Stock at prices ranging from $.11 to $1.13 per share. Of the 5,650,000 shares issued: 559,000 shares were issued in consideration of services valued at $61,605 ($.11 per share); 5,091,000 shares were issued in consideration of $906,381 in cash. All investors were non-affiliates of Integral. This transaction did not involve any public offering and the offering was conducted in accordance with Regulation D of the Securities Act of 1933, as amended. No sales commissions were paid. Integral believes that this transaction was exempt from registration under Section 504 of Regulation D of the Securities Act of 1933, as amended.

(c) Pursuant to an agreement and plan of reorganization between Integral and Integral Vision dated March 11, 1997, pursuant to which Integral Vision became a wholly-owned subsidiary of Integral, three persons owning 100% of Integral Vision were issued a total of 100,000 shares of Common Stock of Integral (valued at $275,000) in exchange for their interest in Integral Vision. This transaction did not involve any public offering, no sales commissions were paid, and a restrictive legend was placed on each certificate evidencing the shares. Integral believes that the transaction was consummated in reliance on Section 4(2) and/or Section 506 of Regulation D of the Securities Act of 1933.

(d) In October 1997, Integral issued a total of 825,396 shares of its common stock at $0.7875 per share to one person who was not an affiliate of Integral, resulting in gross proceeds of $650,000. Commissions of 12% of the gross proceeds ($78,000) were paid to a placement agent. This transaction did not involve any public offering and the offering was conducted in accordance with Regulation D of the Securities Act of 1933, as amended. Integral believes that this transaction was exempt from registration under Section 504 of Regulation D.

(e) Pursuant to an agreement and plan of reorganization between Integral and Emergent dated December 10, 1997, pursuant to which Emergent became a controlled subsidiary of Integral, two persons owning 100% of Emergent were issued a total of 1,800,000 shares of Common Stock of Integral (valued at $619,200) in exchange for their interest in Emergent. This transaction did not involve any public offering, no sales commissions were paid, and a restrictive legend was placed on each certificate evidencing the shares. Integral believes that the transaction was consummated in reliance on Section 4(2) and/or Section 506 of Regulation D of the Securities Act of 1933.

(f) In August 1998, Integral issued 50,000 shares of its common stock to one person who was not an affiliate of Integral for consulting services rendered to Integral and valued at $10,000. This transaction did not involve any public offering, no sales commissions were paid, and a restrictive legend was placed on each certificate evidencing the shares. Integral believes this transaction was exempt from registration pursuant to Section 4(2) of the Securities Act.

(g) In November 1998, Integral issued 200,000 shares to two persons who were not affiliates of Integral as compensation for services rendered, valued at $39,000. This transaction did not involve any public offering and the offering was conducted in accordance with Regulation D of the Securities Act of 1933, as amended. No sales commissions were paid. Integral believes that this transaction was exempt from registration under Section 504 of Regulation D.

(h) In December 1998, Integral sold 200,000 shares to one person who was not an affiliate of Integral for $50,000 cash. This transaction did not involve any public offering and the offering was conducted in accordance with Regulation D of the Securities Act of 1933, as amended. No sales commissions were paid. Integral believes that this transaction was exempt from registration under
Section 504 of Regulation D.

(i) In January 1999, Integral issued and sold 1,683,788 shares of common stock to one person in consideration of a $250,000 promissory note. The promissory note was fully-secured, paid interest at the rate of 6% per annum, and was due in two years. By December 1999 the note had been pre-paid in full.
This transaction did not involve any public offering and the offering was conducted in accordance with Regulation D of the Securities Act of 1933, as amended. No sales commissions were paid. Integral believes that this transaction was exempt from registration under Section 504 of Regulation D.

(j) Between January 1999 and March 1999, Integral issued and sold Convertible Debentures totaling $600,000. A management fee of 6% ($36,000) was paid in connection with the sale of the Debentures. By July of 1999, the Debentures and all accrued interest had been converted into 4,316,212 shares of common stock. This transaction did not involve any public offering and the offering was conducted in accordance with Regulation D of the Securities Act of 1933, as amended. Integral believes that this transaction was exempt from registration under Section 504 of Regulation D.

(k) In April 1999, Integral issued a total of 666,666 shares of its common stock, 333,333 to each of William S. Robinson and William A. Ince in consideration of management fees owing in the amount of $50,000 to each of William S. Robinson and William A. Ince. Messrs. Robinson and Ince are officers and directors of Integral and are therefore considered accredited investors under applicable securities laws. This transaction did not involve any public offering, no sales commissions were paid, and a restrictive legend was placed on each certificate evidencing the shares. Integral believes this transaction was exempt from registration pursuant to Section 4(2) of the Securities Act.

(l) In April 1999, Integral issued a total of 150,000 shares of its common stock (valued at $15,000) jointly to two persons who were not affiliates of Integral in settlement of a litigation matter. This transaction did not involve any public offering, no sales commissions were paid, and a restrictive legend was placed on each certificate evidencing the shares. Integral believes this transaction was exempt from registration pursuant to Section 4(2) of the Securities Act.

(m) In May 1999, Integral issued a total of 445,000 shares of its common stock to members of Integral's employee benefit and consulting services plan who exercised in April their options previously granted under the plan. The exercise price of the shares issued was between $.15 and $.25 per share, and each person paid the exercise price in cash (an aggregate of$80,500). This transaction did not involve any public offering, the securities were issued under a Plan structured in compliance with Rule 701 of the Securities Act, no sales commissions were paid, and a restrictive legend was placed on each certificate evidencing the shares. Integral believes that transaction was exempt from registration pursuant to Rule 701 of the Securities Act.

(n) In July 1999, Integral issued 50,000 shares of its common stock to one person for consulting services rendered to Integral and value at $12,500. This transaction did not involve any public offering, no sales commissions were paid, and a restrictive legend was placed on each certificate evidencing the shares. Integral believes this transaction was exempt from registration pursuant to
Section 4(2) of the Securities Act.

(o) In September 1999, Integral issued an aggregate 654,401 shares of its Series A Convertible Preferred Stock to officers and directors of Integral. William S. Robinson received 175,000 shares of Series A in lieu of $175,000 in accrued salaries through September 30, 1999 and 267,197 shares of Series A in repayment of $267,197 in loans made to Integral. William A. Ince received 175,000 shares of Series A in lieu of $175,000 in accrued salaries through September 30, 1999 and 47,213 shares of Series A in repayment of $47,213 in loans made to Integral. Messrs. Robinson and Ince are officers and directors of Integral and are therefore considered accredited investors under applicable securities laws. This transaction did not involve any public offering, no sales commissions were paid, and a restrictive legend was placed on each certificate evidencing the shares. Integral believes this transaction was exempt from registration pursuant to
Section 4(2) of the Securities Act.

(p) In November 1999, Integral issued a total of 405,000 shares of its common stock to members of Integral's employee benefit and consulting services plan who exercised in July and September 1999 their options previously granted under the plan. The exercise price of the shares issued ranged between $.15 and $.20 per share, and each person paid the exercise price in cash (an aggregate of $80,750). This transaction did not involve any public offering, the securities were issued under a Plan structured in compliance with Rule 701 of the Securities Act, no sales commissions were paid, and a restrictive legend was placed on each certificate evidencing the shares. Integral believes that transaction was exempt from registration pursuant to Rule 701 of the Securities Act.

(q) In February 2000, Integral issued 200,000 shares of its common stock pursuant to its employee benefit and consulting services plan to one person. The exercise price of the shares issued was $.20 per share, and the exercise price was paid in cash. The transaction did not involve any public offering, the securities were issued under a plan structured in compliance with Rule 701 of the Securities Act, no sales commissions were paid, and a restrictive legend was placed on each certificate evidencing the shares. Integral believes that the transaction was exempt from registration pursuant to Rule 701 of the Securities Act.

(r) In March 2000, Integral issued 87,500 shares of its common stock pursuant to its employee benefit and consulting services plan to one person. The exercise price of the shares issued was $.23 per share, and the exercise price was paid in cash. The transaction did not involve any public offering, the securities were issued under a plan structured in compliance with Rule 701 of the Securities Act, no sales commissions were paid, and a restrictive legend was placed on each certificate evidencing the shares. Integral believes that the transaction was exempt from registration pursuant to Rule 701 of the Securities Act.

(s) In March 2000, Integral completed a private placement with 10 investors, sold 2,650,000 shares and warrants to purchase 1,325,000 shares at an exercise price of $1.80 per share. The transaction did not involve any public offering, no sales commissions were paid, and a restrictive legend was placed on each certificate evidencing the shares. Integral believes that the transaction was exempt from registration pursuant to Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D.

(t) In April 2000, Integral issued 287,500 shares of its common stock pursuant to its employee benefit and consulting services plan to one person. The exercise price of the shares ranged between $.15 and $.40 per share, and the exercise price was paid in cash. The transaction did not involve any public offering, the securities were issued under a plan structured in compliance with Rule 701 of the Securities Act, no sales commissions were paid, and a restrictive legend was placed on each certificate evidencing the shares. Integral believes that the transaction was exempt from registration pursuant to Rule 701 of the Securities Act.

(u) In April 2000, Integral issued 80,000 shares of its common stock pursuant to its employee benefit and consulting services plan to one person. The exercise price of the shares was $.20 per share, and the exercise price was paid in cash. The transaction did not involve any public offering, the securities were issued under a plan structured in compliance with Rule 701 of the Securities Act, no sales commissions were paid, and a restrictive legend was placed on each certificate evidencing the shares. Integral believes that the transaction was exempt from registration pursuant to Rule 701 of the Securities Act.

(v) In June 2000, Integral issued 135,000 shares to two individuals in consideration for two one year promissory notes bearing an 8% interest rate. The exercise price was $.20 per share. One promissory note is in the amount of $20,000 and the other is in the amount of $7,500. These transactions did not involve any public offering, the securities were issued under a Plan structured in compliance with Rule 701 of the Securities Act, no sales commissions were paid, and a restrictive legend was placed on each certificate evidencing the shares. Integral believes that transaction was exempt from registration pursuant to Rule 701 of the Securities Act.


                                    EXHIBITS

2.1 Agreement and Plan of Reorganization between Integral and Integral Vision Systems, Inc. dated March 11, 1997. (Incorporated by reference to Exhibit 2.1 of Integral's registration statement on Form 10-SB (file no. 0-28353) filed December 2, 1999.)

2.2 Agreement and Plan of Reorganization between Integral and Emergent Technologies Corporation dated December 10, 1997. (Incorporated by reference to Exhibit 2.2 of Integral's registration statement on Form 10-SB (file no. 0-28353) filed December 2, 1999.)

3.1 Articles of Incorporation, as amended and currently in effect. (Incorporated by reference to Exhibit 3.1 of Integral's registration statement on Form 10-SB (file no. 0-28353) filed December 2, 1999.)

3.2 Bylaws, as amended and restated on December 31, 1997. (Incorporated by reference to Exhibit 3.2 of Integral's registration statement on Form 10-SB (file no. 0-28353) filed December 2, 1999.)

4.1 Form of Securities Purchase Agreement between Integral and certain parties related to the purchase of Integral common stock to be registered pursuant to this offering (filed herewith).

4.2 Form of Common Stock Purchase Warrant related to the offering of securities described in Exhibit 4.1 (filed herewith).

4.3 Investment Agreement dated May 11, 2000, by and between Integral and Swartz Private Equity, LLC (filed herewith).

4.4 Warrant to purchase common stock issued to Swartz Private Equity, LLC on May 11, 2000, exercisable to purchase an aggregate of 495,000 shares of common stock at $1.306 per share (subject to adjustment) until December 13, 2004, granted to Swartz in connection with the offering of securities described in Exhibit 4.3 (filed herewith).

4.5 Registration Rights Agreement, dated May 11, 2000, by and between Integral and Swartz Private Equity, LLC, related to the registration of the common stock to be sold pursuant to Exhibit 4.3 (filed herewith).

4.6 Warrant to Purchase Common Stock to be issued from time to time in connection with the offering of securities described in Exhibit 4.3 (filed herewith).

4.7 Warrant Side Agreement dated May 11, 2000 between Integral and Swartz related to the offering of securities described in Exhibit 4.3 (filed herewith).

5.1      Legal opinion of Futro & Trauernicht LLC (filed herewith).

10.1 Sublicense Agreement between Integral's subsidiary, Emergent Technologies Corporation, and Integral Concepts, Inc., dated January 2, 1996, relating to the Toroidal Helical Antenna. (Incorporated by reference to Exhibit 10.1 of Integral's registration statement on Form 10-SB (file no. 0-28353) filed December 2, 1999.)

10.2 Agreement between Integral and West Virginia University Research Corporation on Behalf of West Virginia University dated February 9, 1996, relating to RF Quarter-Wave Coaxial Cavity Resonator. (Incorporated by reference to Exhibit 10.2 of Integral's registration statement on Form 10-SB (file no. 0-28353) filed December 2, 1999.)

10.3 Agreement between Integral and West Virginia University Research Corporation on Behalf of West Virginia University dated February 9, 1996, relating to Counterfeit Currency Determination Prototype. (Incorporated by reference to Exhibit 10.3 of Integral's registration statement on Form 10-SB (file no. 0-28353) filed December 2, 1999.)

10.4 Sublicense Agreement between Integral Concepts, Inc. and Integral dated February 15, 1996, relating to the design, construction and operation of a Plasma Ignition System. (Incorporated by reference to Exhibit 10.4 of Integral's registration statement on Form 10-SB (file no. 0-28353) filed December 2, 1999.)

10.5 Employment Agreement between Integral and William S. Robinson dated October 1, 1997 and Addendum dated March 15, 1999. (Incorporated by reference to Exhibit 10.5 of Integral's registration statement on Form 10-SB (file no. 0-28353) filed December 2, 1999.)

10.6 Employment Agreement between Integral and William A. Ince dated October 1, 1997 and Addendum dated March 15, 1999. (Incorporated by reference to Exhibit 10.6 of Integral's registration statement on Form 10-SB (file no. 0-28353) filed December 2, 1999.)

10.7 Employee Benefit And Consulting Services Compensation Plan, as restated January 10, 1999. (Incorporated by reference to Exhibit 10.7 of Integral's registration statement on Form 10-SB (file no. 0-28353) filed December 2, 1999.)

10.8 Sublicense Agreement between Integral's subsidiary, Integral Vision Systems, Inc., and Integral Concepts, Inc., dated February 15, 1994, relating to vision system technologies.

         (Incorporated by reference to Exhibit 10.8 of Integral's registration statement on Form 10-SB/A-1 (file no. 0-28353) filed February 8, 2000).

21.2     Subsidiaries of Integral (filed herewith).

23.1     Consent of Futro & Trauernicht LLC (contained in Exhibit 5.1).

23.2     Consent of Pannell Kerr Forster (filed herewith).

27       Financial Data Schedule. (Filed herewith).


                                  UNDERTAKINGS

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) To include any additional or changed material information on the plan of distribution.

         (2) For the purpose of determining any liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

         (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

(b) The undersigned Registrant, hereby requesting acceleration of the effective date of the registration statement under Rule 461 under the Securities Act, hereby undertakes to include the following:

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of the expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the Securities Act of 1933, the company certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  INTEGRAL TECHNOLOGIES, INC.


                                  By:   /s/ William S. Robinson    Date: 7/21/00
                                        -----------------------         --------
                                        William S. Robinson, Chairman

         In accordance with the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Name                                                 Title                              Date
----                                                 -----                              ----
/s/ William S. Robinson                     Chairman, Chief Executive
-----------------------                     Officer, Treasurer and Director             7/21/00
William S. Robinson                                                                     -------


/s/ William A. Ince                         President, Secretary, Chief Financial
-------------------                         Officer and Director                        7/21/00
William A. Ince                                                                         -------


/s/ Denzel Jack Parsons                     Director                                    7/21/00
-----------------------                                                                 -------
Denzel Jack Parsons

                                 EXHIBIT INDEX

Exhibit No.                       Description
-----------                       -----------
    2.1      Agreement and Plan of Reorganization between Integral and Integral
             Vision Systems, Inc. dated March 11, 1997. (Incorporated by reference to Exhibit 2.1 of Integral's registration statement on Form 10-SB (file
             no. 0-28353) filed December 2, 1999.)

    2.2      Agreement and Plan of Reorganization between Integral and Emergent
             Technologies Corporation dated December 10, 1997. (Incorporated by reference to Exhibit 2.2 of Integral's registration statement on Form
             10-SB (file no. 0-28353) filed December 2, 1999.)

    3.1      Articles of Incorporation, as amended and currently in effect.
             (Incorporated by reference to Exhibit 3.1 of Integral's registration statement on Form 10-SB (file no. 0-28353) filed December 2, 1999.)

    3.2      Bylaws, as amended and restated on December 31, 1997. (Incorporated by reference to Exhibit 3.2 of Integral's registration statement on Form
             10-SB (file no. 0-28353) filed December 2, 1999.)

    4.1 Form of Securities Purchase Agreement between Integral and certain parties related to the purchase of Integral common stock to be registered pursuant to this offering (filed herewith).

    4.2 Form of Common Stock Purchase Warrant related to the offering of securities described in Exhibit 4.1 (filed herewith).

Exhibit No.                       Description
-----------                       -----------
    4.3      Investment Agreement dated May 11, 2000, by and between Integral and
             Swartz Private Equity, LLC (filed herewith).

    4.4      Warrant to purchase common stock issued to Swartz Private Equity, LLC on May 11, 2000, exercisable to purchase an aggregate of 495,000 shares of common stock at $1.306 per share (subject to adjustment) until
             December 13, 2004, granted to Swartz in connection with the offering of securities described in Exhibit 4.3 (filed herewith).

    4.5      Registration Rights Agreement, dated May 11, 2000, by and between
             Integral and Swartz Private Equity, LLC, related to the registration of the common stock to be sold pursuant to Exhibit 4.3 (filed herewith).

    4.6 Warrant to Purchase Common Stock to be issued from time to time in connection with the offering of securities described in Exhibit 4.3
             (filed herewith).

    4.7 Warrant Side Agreement dated May 11, 2000 between Integral and Swartz related to the offering of securities described in Exhibit 4.3 (filed herewith).

    5.1      Legal opinion of Futro & Trauernicht LLC (filed herewith).

    10.1     Sublicense Agreement between Integral's subsidiary, Emergent
             Technologies Corporation, and Integral Concepts, Inc., dated January 2,
             1996, relating to the Toroidal Helical Antenna. (Incorporated by reference to Exhibit 10.1 of Integral's registration statement on Form
             10-SB (file no. 0-28353) filed December 2, 1999.)

    10.2     Agreement between Integral and West Virginia University Research
             Corporation on Behalf of West Virginia University dated February 9,
             1996, relating to RF Quarter-Wave Coaxial Cavity Resonator.
             (Incorporated by reference to Exhibit 10.2 of Integral's registration statement on Form 10-SB (file no. 0-28353) filed December 2, 1999.)

    10.3     Agreement between Integral and West Virginia University Research
             Corporation on Behalf of West Virginia University dated February 9,
             1996, relating to Counterfeit Currency Determination Prototype.
             (Incorporated by reference to Exhibit 10.3 of Integral's registration statement on Form 10-SB (file no. 0-28353) filed December 2, 1999.)

    10.4     Sublicense Agreement between Integral Concepts, Inc. and Integral dated
             February 15, 1996, relating to the design, construction and operation of a Plasma Ignition System. (Incorporated by reference to Exhibit 10.4 of Integral's registration statement on Form 10-SB (file no. 0-28353)
             filed December 2, 1999.)

    10.5     Employment Agreement between Integral and William S. Robinson dated
             October 1, 1997 and Addendum dated March 15, 1999. (Incorporated by reference to Exhibit 10.5 of Integral's registration statement on Form
             10-SB (file no. 0-28353) filed December 2, 1999.)

    10.6     Employment Agreement between Integral and William A. Ince dated October
             1, 1997 and Addendum dated March 15, 1999. (Incorporated by reference to Exhibit 10.6 of Integral's registration statement on Form 10-SB
             (file no. 0-28353) filed December 2, 1999.)

    10.7     Employee Benefit And Consulting Services Compensation Plan, as restated
             January 10, 1999. (Incorporated by reference to Exhibit 10.7 of
             Integral's registration statement on Form 10-SB (file no. 0-28353)
             filed December 2, 1999.)

    10.8     Sublicense Agreement between Integral's subsidiary, Integral Vision
             Systems, Inc., and Integral Concepts, Inc., dated February 15, 1994, relating to vision system technologies.

Exhibit No.                       Description
-----------                       -----------
             (Incorporated by reference to Exhibit 10.8 of Integral's registration statement on Form 10-SB/A-1 (file no. 0-28353) filed February 8, 2000).

    21.2     Subsidiaries of Integral (filed herewith).

    23.1     Consent of Futro & Trauernicht LLC (contained in Exhibit 5.1).

    23.2     Consent of Pannell Kerr Forster (filed herewith).

    27       Financial Data Schedule. (Filed herewith).